EXHIBIT 10.29

AMENDMENT NO. 2 TO CREDIT AGREEMENT
This AMENDMENT NO. 2, dated as of December 31, 2021 (this “Amendment”), is entered into by and among PACIFIC GAS AND ELECTRIC COMPANY, a California corporation (the “Borrower”), the Consenting Lenders (as defined below), the other Lenders (as defined below) party hereto, and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as administrative agent (in such capacity and including any successors in such capacity, the “Administrative Agent”).
RECITALS:
WHEREAS, reference is hereby made to the Term Loan Credit Agreement, dated as of July 1, 2020, among the Borrower, the lenders party thereto from time to time, the Administrative Agent and the other parties thereto (as amended by that certain Amendment No. 1 to Credit Agreement dated as of October 29, 2021 (the “Amendment No. 1”), the “Credit Agreement”, capitalized terms used (including in the preamble and recitals hereto) but not defined herein shall have the meanings assigned to such terms in the Credit Agreement (as amended hereby));
WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent previously entered into the Amendment No. 1 pursuant to which the Lenders party thereto agreed to extend the maturity date of the Loans held by such Lenders, which Loans are the 18-Month Tranche Loans (Tranche A);
WHEREAS, each Consenting Lender holding 18-Month Tranche Loans (Tranche B) (the “Existing Loans”) immediately prior to the Amendment No. 2 Effective Date that executes and delivers an executed counterpart to this Amendment agrees to the terms of this Amendment upon the effectiveness of this Amendment on the Amendment No. 2 Effective Date (such lenders, the “Consenting Lenders”), whereby the maturity date of the Existing Loans held by the Consenting Lenders will be extended from January 1, 2022 to October 1, 2022 (the Existing Loans so extended, the “Extended Loans”);
WHEREAS, the Required Lenders party hereto agree to the other changes set forth herein;
WHEREAS, JPMCB (or an Affiliate thereof) is acting as a joint lead arranger and bookrunner (in such capacity, the “Left Lead Arranger”) in respect of this Amendment and Barclays Bank PLC, BofA Securities, Inc., Goldman Sachs Bank USA, Wells Fargo Securities, LLC and Citibank, N.A. are acting as joint lead arrangers and bookrunners (in such capacities, together with the Left Lead Arranger, the “Lead Arrangers”) in respect of this Amendment; and
WHEREAS, this Amendment is an amendment made with the consent of the Consenting Lenders, the Required Lenders, the Borrower and the Administrative Agent pursuant to Section 10.1 of the Credit Agreement.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:
A.Amendments to Credit Agreement.
(i)On the Amendment No. 2 Effective Date (as defined below), the Credit Agreement is hereby amended to:
(A)Amend Section 1.1 of the Credit Agreement by adding the following defined terms in correct alphabetical order:

“Amendment No. 2”: that certain Amendment No. 2 to Credit Agreement, dated as of the Amendment No. 2 Effective Date, among the Borrower, each Lender party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.
“Amendment No. 2 Effective Date”: December 31, 2021.
(B)Amend and restate the definition of “18-Month Tranche Maturity Date” contained in Section 1.1 of the Credit Agreement in its entirety as follows:
“18-Month Tranche Maturity Date”: October 1, 2022.
(C)Amend and restate Section 2.1(b) of the Credit Agreement in its entirety as follows:
(b)    Subject to the terms and conditions set forth herein, each 18-Month Tranche Lender (severally and not jointly) agrees to make a term loan (the “18-Month Tranche Loans”) to the Borrower in Dollars on the Effective Date in an aggregate amount equal to the amount of such 18-Month Tranche Lender’s 18-Month Tranche Commitment. Loans under the 18-Month Tranche may be ABR Loans or Eurodollar Rate Loans, as further provided herein. 18-Month Tranche Loans borrowed under this Section 2.1(b) and paid or prepaid may not be reborrowed. As of the Amendment No. 1 Effective Date, a portion of the 18-Month Tranche Loans in an aggregate amount of $1,315,735,897.44 (the “18-Month Tranche Loans (Tranche A)”) shall have an 18-Month Tranche Maturity Date of October 1, 2022 and a portion of the 18-Month Tranche Loans in an aggregate amount of $184,264,102.56 (the “18-Month Tranche Loans (Tranche B)”) shall have an 18-Month Tranche Maturity Date of January 1, 2022. As of the Amendment No. 2 Effective Date, the 18-Month Tranche Loans (Tranche B) shall have an 18-Month Tranche Maturity Date of October 1, 2022.
(D)Amend Section 2.6 of the Credit Agreement by adding the following as a new clause (d):
(d)    On June 1, 2022, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender that holds any 18-Month Tranche Loans (Tranche B) outstanding on such date, a fee equal to 0.075% of the principal amount of such Loans.
(E)Amend the penultimate paragraph of Section 10.1 of the Credit Agreement by adding the following new parenthetical at the end of clause (iv) thereof:
(for the avoidance of doubt, such replacement shall be effective subject to the conditions in the other clauses set forth in this proviso, regardless of whether such replaced Lender enters into an Assignment and Assumption)
(ii)Effective on January 1, 2022, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.
B.Prepayments and Assignments. On or prior to the Amendment No. 2 Effective Date, the Borrower shall prepay $59.26 million in principal amount of the 18-Month Tranche Loans (Tranche B) (as defined in the Credit Agreement prior to giving effect to this Amendment). On the Amendment No. 2 Effective Date and immediately preceding the effectiveness of this Amendment, all Lenders holding the 18-Month Tranche Loans (Tranche B) that are not Consenting Lenders shall be replaced with one or more Consenting Lenders pursuant to the penultimate paragraph of Section 10.1 of the Credit Agreement (as amended hereby) such that immediately after the effectiveness of this Amendment, the allocation of the 18-Month Tranche Loans are as set forth as Schedule 1.1 hereto.
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C.Conditions Precedent. This Amendment shall become effective as of the date first above written when, and only when, each of the following conditions precedent shall have been satisfied or, to the extent permitted under the Credit Agreement, waived (the “Amendment No. 2 Effective Date”):
1.Executed Counterparts. The Administrative Agent shall have received a counterpart to this Amendment duly executed by the Borrower, the Consenting Lenders, the Required Lenders and the Administrative Agent;
2.Organizational Documents; Certificates. The Administrative Agent shall have received (i) a certificate of the Borrower, dated the Amendment No. 2 Effective Date (with a recent short-form good standing certificate of the Borrower), similar to the one delivered pursuant to Section 5.1(f) of the Credit Agreement, with appropriate insertions and attachments and (ii) a certificate of a Responsible Officer, dated the Amendment No. 2 Effective Date, confirming the satisfaction of the conditions precedent set forth in clauses (3) and (4) below;
3.Representations and Warranties. The representations and warranties of the Borrower contained in Section 4 of the Credit Agreement (other than the representations and warranties set forth in Sections 4.2, 4.6(b) and 4.13) shall be true and correct in all material respects immediately prior to and immediately after giving effect to this Amendment; provided that each of such representations and warranties that contains a materiality qualification shall be true and correct on and as of the Amendment No. 2 Effective Date (or, to the extent such representations and warranties specifically relate to an earlier date, such representations and warranties were true and correct in all material respects, or true and correct, as the case may be, as of such earlier date);
4.No Default. No Default or Event of Default shall have occurred and be continuing immediately prior to, and immediately after giving effect to, the Amendment No. 2 Effective Date;
5.Fees and Expenses. On or prior to the Amendment No. 2 Effective Date, the Borrower shall have paid all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lead Arrangers required to be paid or reimbursed by the Borrower in connection with the preparation, negotiation, execution and delivery of this Amendment and related documentation (including, in each case, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and the Lead Arrangers with respect thereto);
6.KYC Information. At least three (3) Business Days prior to the Amendment No. 2 Effective Date, the Administrative Agent and each Consenting Lender shall have received all documentation and information relating to the Borrower as is reasonably requested in writing by the Administrative Agent and/or any such Consenting Lender at least ten (10) Business Days prior to the Amendment No. 2 Effective Date that is required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation. If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and the Administrative Agent or any Consenting Lender so request at least five (5) Business Days prior to the Amendment No. 2 Effective Date, then at least three (3) Business Days prior to the Amendment No. 2 Effective Date, the Borrower shall have delivered to the Administrative Agent and/or any such Consenting Lender a Beneficial Ownership Certification in relation to the Borrower.
7.Bond Documents. The Administrative Agent shall have received evidence reasonably satisfactory to it that the Borrower has caused to be delivered to the Trustee under the FMB Indenture the items described in Section IV Extension Procedures for the Bonds of the Thirty-Fourth Series of the Eleventh Supplemental Indenture.
D.Other Terms.
1.Reference to the Effect on the Loan Documents.
(i)As of the Amendment No. 2 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each
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reference in the other Loan Documents to the “Credit Agreement” (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.
(ii)Except as expressly amended hereby or specifically waived or consented to above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.
(iii)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrower, the Lead Arrangers or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.
(iv)This Amendment is a Loan Document.
2.Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of (x) this Amendment and/or (y) any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment and/or the transactions contemplated hereby (each an “Ancillary Document”) that is an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record (each, an “Electronic Signature”) transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.
3.Ratification. This Amendment shall be effective pursuant to Section 10.1 of the Credit Agreement (and approved and ratified by the Consenting Lenders, the Required Lenders and the Administrative Agent for all purposes under the Loan Documents).
4.Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
5.Section Titles. The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section.
6.Notices. All communications and notices hereunder shall be given as provided in the Credit Agreement.
7.Severability. The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.
8.Successors. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
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9.Jurisdiction; Waiver of Jury Trial. The jurisdiction and waiver of right to trial by jury provisions in Section 10.12 and Section 10.15, respectively, of the Credit Agreement are incorporated herein by reference mutatis mutandis.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.

PACIFIC GAS AND ELECTRIC COMPANY, as the Borrower

By: /s/ Margaret K. Becker
Name: Margaret K. Becker
Title: Vice President and Treasurer

Signature Page to Amendment No. 2
Pacific Gas and Electric Company

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Arina Mavilian
Name: Arina Mavilian
Title: Authorized Signatory

BANK OF AMERICA, N.A., as a Consenting Lender
By:	/s/ Holli Balzer
Name: Holli Balzer
Title: Vice President

MIZUHO BANK, LTD., as a Consenting Lender
By:	/s/ Edward Sacks
Name: Edward Sacks
Title: Authorized Signatory

BNP PARIBAS, as a Lender
By:	/s/ Denis O’Meara
Name: Denis O’Meara
Title: Managing Director

By:	/s/ Francis DeLaney
Name: Francis DeLaney
Title: Managing Director

BARCLAYS BANK PLC, as a Lender
By:	/s/ Jake Lam
Name: Jake Lam
Title: Assistant Vice President

MUFG UNION BANK, N.A., as a Consenting Lender
By:	/s/ Nietzsche Rodricks
Name: Nietzsche Rodricks
Title: Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Consenting Lender
By:	/s/ Gregory R. Gredvig
Name: Gregory R. Gredvig
Title: Director

GOLDMAN SACHS BANK USA, as a Consenting Lender
By:	/s/ Dan Martis
Name: Dan Martis
Title: Authorized Signatory

BANK OF MONTREAL, CHICAGO BRANCH, as a Consenting Lender
By:	/s/ Darren Thomas
Name: Darren Thomas
Title: Director

CITIBANK, N.A., as a Consenting Lender
By:	/s/ Richard Rivera
Name: Richard Rivera
Title: Vice President

PERPETUAL PRIVATE CREDIT POOLED FUND, as a Consenting Lender
By:	/s/ Lon Erickson
Name: Lon Erickson
Title: Vice President

THORNBURG LIMITED TERM INCOME FUND, as a Consenting Lender
By:	/s/ Lon Erickson
Name: Lon Erickson
Title: Vice President

THORNBURG STRATEGIC INCOME FUND, as a Consenting Lender
By:	/s/ Lon Erickson
Name: Lon Erickson
Title: Vice President

EXHIBIT A

$3,000,000,000
TERM LOAN CREDIT AGREEMENT
among
PACIFIC GAS AND ELECTRIC COMPANY,
as Borrower,
the Several Lenders from Time to Time Parties Hereto,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
BOFA SECURITIES, INC.,
BARCLAYS BANK PLC,
CITIBANK, N.A.,
and GOLDMAN SACHS BANK USA,
as Co-Syndication Agents,
and
BNP PARIBAS,
CREDIT SUISSE AG, NEW YORK BRANCH,
MIZUHO BANK, LTD.,
MUFG UNION BANK, N.A.,
and WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents
Dated as of July 1, 2020
as amended by Amendment No. ~~1~~2 to Credit Agreement dated as of ~~October 29~~December 31, 2021

JPMorgan Chase Bank, N.A.,
BofA Securities, Inc.,
Barclays Bank PLC,
Citibank, N.A.
and Goldman Sachs Bank USA
as Joint Lead Arrangers and
Joint Bookrunners

TABLE OF CONTENTS

Page
SECTION 1.    DEFINITIONS    1
1.1    Defined Terms    1
1.2    Other Definitional Provisions and Interpretative Provisions    30
1.3    Divisions    31
1.4    Interest Rates; LIBOR Notification    31
SECTION 2.    AMOUNT AND TERMS OF THE TERM LOANS    32
2.1    Loans    32
2.2    Procedures for Borrowing    32
2.3    [Reserved]    33
2.4    [Reserved]    33
2.5    [Reserved]    33
2.6    Fees, Etc.    33
2.7    Termination of Commitments    33
2.8    Prepayments    33
2.9    Conversion and Continuation Options    34
2.10    Limitations on Eurodollar Tranches    35
2.11    Interest Rates and Payment Dates    35
2.12    Computation of Interest and Fees    36
2.13    Inability to Determine Interest Rate    36
2.14    Pro Rata Treatment and Payments; Notes    38
2.15    Change of Law    39
2.16    Taxes    41
2.17    Indemnity    45
2.18    Change of Lending Office    45
2.19    Replacement of Lenders    46

2.20    Defaulting Lenders    46
SECTION 3.    [RESERVED]    47
SECTION 4.    REPRESENTATIONS AND WARRANTIES    47
4.1    Financial Condition    47
4.2    No Change    48
4.3    Existence; Compliance with Law    48
4.4    Power; Authorization; Enforceable Obligations    48
4.5    No Legal Bar    49
4.6    Litigation    49
4.7    No Default    49
4.8    Taxes    49
4.9    Federal Regulations    50
4.10    ERISA    50
4.11    Investment Company Act; Other Regulations    50
4.12    Use of Proceeds    51
4.13    Environmental Matters    51
4.14    Regulatory Matters    51
4.15    Sanctions; Anti-Corruption    51
4.16    Affected Financial Institutions    51
4.17    Solvency    51
4.18    Disclosure    51
4.19    Status of Obligations    52
4.20    Ownership of Property    52
SECTION 5.    CONDITIONS PRECEDENT    52
5.1    Conditions to the Effective Date    52
SECTION 6.    AFFIRMATIVE COVENANTS    54
6.1    Financial Statements    54

6.2    Certificates; Other Information    55
6.3    Payment of Taxes.    56
6.4    Maintenance of Existence; Compliance    56
6.5    Maintenance of Property; Insurance    56
6.6    Inspection of Property; Books and Records; Discussions    56
6.7    Notices    57
6.8    Maintenance of Licenses, etc.    57
6.9    Further Assurances    57
SECTION 7.    NEGATIVE COVENANTS    58
7.1    Indebtedness    58
7.2    Consolidated Capitalization Ratio    60
7.3    Liens    60
7.4    Fundamental Changes    60
7.5    Sale and Lease Back Transactions    60
7.6    Swap Agreements    61
7.7    Amendments to FMB Indenture    61
SECTION 8.    EVENTS OF DEFAULT    61
SECTION 9.    THE AGENTS    64
9.1    Appointment and Authority    64
9.2    Delegation of Duties    64
9.3    Exculpatory Provisions    64
9.4    Reliance by Administrative Agent    65
9.5    Notice of Default    66
9.6    Non-Reliance on Agents and Other Lenders    66
9.7    Indemnification    66
9.8    Agent in Its Individual Capacity    67
9.9    Successor Agents    67

9.10    Documentation Agents and Syndication Agents    68
9.11    Administrative Agent May File Proofs of Claim    68
9.12    Certain ERISA Matters    69
9.13    Erroneous Payment    69
SECTION 10.    MISCELLANEOUS    70
10.1    Amendments and Waivers    70
10.2    Notices    72
10.3    No Waiver; Cumulative Remedies    74
10.4    Survival of Representations and Warranties    74
10.5    Payment of Expenses and Taxes    75
10.6    Successors and Assigns; Participations and Assignments.    76
10.7    Adjustments; Set off    80
10.8    Counterparts; Binding Effect    81
10.9    Severability    81
10.10    Integration    82
10.11    GOVERNING LAW    82
10.12    Submission To Jurisdiction; Waivers    82
10.13    Acknowledgments    83
10.14    Confidentiality    83
10.15    WAIVERS OF JURY TRIAL    84
10.16    USA Patriot Act; Beneficial Ownership Regulation    84
10.17    Judicial Reference    84
10.18    No Advisory or Fiduciary Responsibility    84
10.19    Acknowledgement Regarding Any Supported QFCs    85
10.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    85

SCHEDULES:
1.1    Commitments
7.5    Sale and Lease Back Transactions
EXHIBITS:
A    [Reserved]
B    [Reserved]
C    Form of Compliance Certificate
D    Form of Closing Certificate
E    Form of Assignment and Assumption
F    [Reserved]
G    Forms of U.S. Tax Compliance Certificates
H    Form of Note
I    Form of Solvency Certificate

This TERM LOAN CREDIT AGREEMENT (this “Agreement”), dated as of July 1, 2020, among PACIFIC GAS AND ELECTRIC COMPANY, a California corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, together with any permitted successor thereto, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, on January 29, 2019, the Borrower and PG&E Corporation, a California corporation and the holder of all of the issued and outstanding common stock of the Borrower (“PCG”) filed voluntary petitions for relief in the United States Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”), and commenced their respective cases under chapter 11 of title 11 of the United States Code;
WHEREAS, on June 19, 2020, the Borrower and PCG filed the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization Dated June 19, 2020 [Docket No. 8048] (together with all exhibits, schedules, annexes, supplements, and other attachments thereto, and as may be further amended, modified or otherwise changed in accordance with this Agreement, the “Plan of Reorganization”);
WHEREAS, on June 20, 2020, the Plan of Reorganization was confirmed by the Bankruptcy Court and was consummated on the Effective Date;
WHEREAS, in connection with the foregoing, the Borrower has requested that the Lenders provide the term loans set forth herein and the Lenders are willing to make available to the Borrower such term loans upon the terms and subject to the conditions set forth herein; and
WHEREAS, in connection with and pursuant to Amendment No. 1, the Borrower has requested that this Agreement be amended as set forth in Amendment No. 1.
NOW, THEREFORE, IT IS AGREED AS FOLLOWS:
Section 1.DEFINITIONS
1.1Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
“18-Month Tranche Commitment”: as to each 18-Month Tranche Lender, its obligation to make Loans under the 18-Month Tranche to the Borrower on the Effective Date pursuant to Section 2.1(b), in an aggregate principal amount equal to the amount set forth opposite such 18-Month Tranche Lender’s name on Schedule 1.1, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Effective Date, the aggregate amount of the 18-Month Tranche Commitments for all 18-Month Tranche Lenders is $1,500,000,000.
“18-Month Tranche Lender”: a Lender with an 18-Month Tranche Commitment or holding 18-Month Tranche Loans.
“18-Month Tranche Loans”: as defined in Section 2.1(b).
“18-Month Tranche Loans (Tranche A)”: as defined in Section 2.1(b).

“18-Month Tranche Loans (Tranche B)”: as defined in Section 2.1(b).
“18-Month Tranche Maturity Date”: ~~(a) with respect to the 18-Month Tranche Loans (Tranche A),~~ October 1, 2022 ~~and (b) with respect to the 18-Month Tranche Loans (Tranche B), January 1, 2022~~.
“364-Day Tranche Commitment”: as to each 364-Day Tranche Lender, its obligation to make Loans under the 364-Day Tranche to the Borrower on the Effective Date pursuant to Section 2.1(a), in an aggregate principal amount equal to the amount set forth opposite such 364-Day Tranche Lender’s name on Schedule 1.1, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Effective Date, the aggregate amount of the 364-Day Tranche Commitments for all 364-Day Tranche Lenders is $1,500,000,000.
“364-Day Tranche Lender”: a Lender with a 364-Day Tranche Commitment or holding 364-Day Tranche Loans.
“364-Day Tranche Loans”: as defined in Section 2.1(a).
“364-Day Tranche Maturity Date”: the date that is 364 days after the Effective Date.
“ABR”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Eurodollar Rate for a one month Interest Period commencing on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Eurodollar Rate for any day shall be based on the Eurodollar Screen Rate (or if the Eurodollar Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Eurodollar Rate, respectively. If ABR is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 2.13(b)), then ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. If the ABR as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.
“Administrative Agent”: as defined in the preamble hereto.
“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate”: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties”: as defined in Section 10.2(d)(ii).
“Agents”: the collective reference to the Syndication Agents, the Documentation Agents, and the Administrative Agent.

“Agreement”: as defined in the preamble hereto.
“Amendment No. 1”: that certain Amendment No. 1 to Credit Agreement, dated as of the Amendment No. 1 Effective Date, among the Borrower, each Lender party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.
“Amendment No. 1 Effective Date”: October 29, 2021.
“Amendment No. 2”: that certain Amendment No. 2 to Credit Agreement, dated as of the Amendment No. 2 Effective Date, among the Borrower, each Lender party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.
“Amendment No. 2 Effective Date”: December [●], 2021.
“Anti-Corruption Laws”: as defined in Section 4.15.
“Applicable Margin”: for any day, (a) (i) with respect to any ABR Loans under the 364-Day Tranche, 1.00% per annum and (ii) with respect to Eurodollar Loans under the 364-Day Tranche, 2.00% per annum and (b) (i) with respect to any ABR Loans under the 18-Month Tranche, 1.25% per annum and (ii) with respect to Eurodollar Loans under the 18-Month Tranche, 2.25% per annum.
“Approved Fund”: with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business that is administered or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of any entity that administers or manages such Lender.
“Arrangers”: the Joint Lead Arrangers and Joint Bookrunners identified on the cover hereto.
“A/R Securitization Assets”: (i) any accounts receivable, notes receivable, rights to future accounts receivable, notes receivable or residuals or other similar rights to payments due or any other rights to payment or related assets in respect of the provision of gas and electric service to consumers or otherwise (whether then existing or arising in the future) of the Borrower or any of its Subsidiaries and the proceeds thereof and (ii) all collateral securing such receivable or asset, all contracts and contract rights, guarantees or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such receivables or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted) together with receivables or assets in connection with a securitization transaction involving such assets.
“A/R Securitization Subsidiary”: PG&E AR Facility, LLC and any other Subsidiary formed and operating solely for the purpose of entering into A/R Securitization Transactions and engaging in activities ancillary thereto.
“A/R Securitization Transaction”: any financing transaction or series of financing transactions entered into by the Borrower or any Subsidiary of the Borrower pursuant to which the Borrower may sell, convey or otherwise transfer to any Person (including, without limitation, an A/R Securitization Subsidiary), or may grant a security interest in any A/R Securitization Assets and that are (other than to the extent of the Standard A/R Securitization Obligations) non-recourse to the Borrower or any of its Subsidiaries (other than an A/R Securitization Subsidiary).

“Assignee”: as defined in Section 10.6(b).
“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit E.
“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Court”: as defined in the first recital paragraph.
“Benchmark”: initially, the Eurodollar Base Rate; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.13, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement”: for any Available Tenor:
(1) for purposes of Section 2.13(b), the first alternative set forth below that can be determined by the Administrative Agent:
(a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration; provided, that if any Available Tenor of the Eurodollar Base Rate does not correspond to an Available Tenor of Term SOFR, the Benchmark Replacement for such Available Tenor of the Eurodollar Base Rate shall be the closest corresponding Available Tenor (based on tenor) for Term SOFR, or and if such Available Tenor of the Eurodollar Base Rate corresponds equally to two Available Tenors of Term SOFR, the corresponding tenor of Term SOFR with the shorter duration shall be applied;
(b) the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of the Eurodollar Base Rate with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (b) of Section

2.13 (which spread adjustment, for the avoidance of doubt, shall be 0.11448% (11.448 basis points); and
(2) for purposes of clause (c) of Section 2.13, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;
provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement” and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents), the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement.
“Benchmark Transition Event”: with respect to any then-current Benchmark other than the Eurodollar Base Rate, the occurrence of one or more of the following events: a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
“Beneficial Owner”: as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.
“Beneficial Ownership Certification”: a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.
“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Benefitted Lender”: as defined in Section 10.7(a).
“BHC Act Affiliate”: an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)).
“Bond Delivery Agreement”: (i) that certain Bond Delivery Agreement, dated as of the Effective Date, between the Borrower and the Administrative Agent and (ii) that certain Bond Delivery Agreement, dated as of the Amendment No. 1 Effective Date, between the Borrower and the Administrative Agent.
“Bond Documents”: collectively, the FMB Indenture, the Supplemental Indenture, the Senior Bonds and the Bond Delivery Agreement.
“Borrower”: as defined in the preamble hereto.
“Bridge Facilities”: each of the bridge facilities outstanding, as of any date of determination, pursuant to the terms of the Utility Commitment Letter and the PCG Commitment Letter.
“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco, California are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the London interbank eurodollar market.
“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on the balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP, subject to Section 1.2(f).
“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Management Agreement”: any agreement to establish or maintain accounts or provide cash management services, including treasury, depository, overdraft, netting services, cash pooling arrangements, credit or debit card, purchasing card, electronic funds transfer, automated clearing house, foreign exchange facilities and other cash management arrangements.
“Change of Control”: the occurrence of one of the following:
Section 2.(A) PCG shall at any time not be the Beneficial Owner of 100% of the common stock of the Borrower or (B) PCG shall at any time not be the Beneficial Owner of at least 70% of the voting Capital Stock of the Borrower; or
Section 3.any person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as of the Effective Date) shall become the Beneficial Owner of shares representing more than 35% of the voting power of the Capital Stock of PCG; or
Section 4.at any point during any period of 24 consecutive months, commencing after the Effective Date, individuals who at the beginning of such 24-month period were directors of PCG, together with any directors whose election or nomination for election to the board of directors of PCG (whether by the board of directors of PCG or any shareholder of PCG) was approved by a majority of the directors who either were directors of PCG at the beginning of such 24-month period or whose election or nomination for election was so approved, cease to constitute a majority of the board of directors of PCG (it being understood and agreed that, for the avoidance of doubt, the change of directors of PCG contemplated by the Plan of Reorganization shall not constitute a Change of Control); or
Section 5.there shall have been (A) [reserved] or (B) a transfer of the license and/or operating assets constituting more than 10% of the Net Tangible Assets of the Borrower to the State of California, to any other Governmental Authority or to a third party at the direction of State of California, the CPUC or any similar Governmental Authority.
“Change of Law”: the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, statute, treaty, policy, guideline or directive by any Governmental Authority, (b) any change in any law, rule, regulation, statute, treaty, policy, guideline or directive or in the application, interpretation, promulgation, implementation, administration or enforcement thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change of Law”, regardless of the date enacted, adopted or issued.
“Code”: the Internal Revenue Code of 1986, as amended from time to time.
“Commitment”: as to any Lender, its 364-Day Tranche Commitment or 18-Month Tranche Commitment.

“Commitment Letter”: that certain Term Loan Commitment Letter dated as of May 26, 2020 among Pacific Gas and Electric Company, as the borrower, PG&E Corporation and the commitment parties from time to time party thereto, as amended, modified or supplemented from time to time prior to the date hereof.
“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.
“Communications”: as defined in Section 10.2(d)(ii).
“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit C.
“Conduit Lender”: any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Sections 2.15, 2.16, 2.17 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.
“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Capitalization”: on any date of determination, the sum of (a) Consolidated Total Debt on such date, plus without duplication, (b) (i) the amounts set forth opposite the captions “common shareholders’ equity” (or any similar caption) and “preferred stock” (or any similar caption) on the consolidated balance sheet, prepared in accordance with GAAP, of the Borrower and its Subsidiaries as of such date, and (ii) the outstanding principal amount of any junior subordinated deferrable interest debentures or other similar securities issued by the Borrower or any of its Subsidiaries after the Effective Date.
“Consolidated Capitalization Ratio”: on any date of determination, the ratio of (a) Consolidated Total Debt to (b) Consolidated Capitalization.
“Consolidated Total Debt”: at any date, the aggregate principal amount of all obligations of the Borrower and its Significant Subsidiaries at such date that in accordance with GAAP would be classified as debt on a consolidated balance sheet of the Borrower, and without duplication all Guarantee Obligations of the Borrower and its Significant Subsidiaries at such date in respect of obligations of any other Person that in accordance with GAAP would be classified as debt on a consolidated balance sheet of such Person; provided that, the determination of “Consolidated Total Debt” shall exclude, without duplication, (a) the Securitized Bonds and any Indebtedness under any A/R Securitization Transaction, (b) Indebtedness of the Borrower and its Significant Subsidiaries in an amount equal to the amount of cash held as cash collateral for any fully cash collateralized letter of credit issued for the account of the Borrower or any Significant Subsidiary, (c) imputed Indebtedness of the Borrower or any Significant Subsidiary incurred in connection with power purchase and fuel agreements, (d) any junior subordinated deferrable interest debenture or other similar securities issued by the Borrower and (e) as of any date of determination, the amount of any securities included within the caption “preferred stock” (or any similar caption) on a consolidated balance sheet, prepared in accordance with GAAP, of the Borrower as of such date.
“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Covered Entity”: any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
Section 6.a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
Section 7.a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party”: as defined in Section 10.19.
“CPUC”: the California Public Utilities Commission or its successor.
“Daily Simple SOFR”: for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Debt Issuance”: the issuance of Securitized Bonds under or pursuant to the Application of Pacific Gas and Electric Company for (1) Administration of Stress Test Methodology Developed Pursuant to Public Utilities Code Section 451.2(b) and (2) Determination That $7.5 Billion of 2017 Catastrophic Wildfire Costs and Expenses Are Stress Test Costs That May Be Financed Through Issuance of Recovery Bonds Pursuant to Section 451.2(c) and Section 850 et seq. (U39E) - Application No. 20-04-023 dated as of April 30, 2020, or the contemplated subsequent and related application for the issuance of a financing order authorizing the securitization transaction described in A.20-04-023, to be filed later in 2020 and consolidated therewith, by the Borrower or any of its Subsidiaries.
“Debtor Relief Laws”: the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Default Right”: the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender”: subject to the penultimate paragraph of Section 2.20, any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans within two (2) Business Days of the date required to be funded by it under this Agreement, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, (b) notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (other than a notice of a good faith dispute or related communications) or generally under other agreements in which it commits to extend credit, unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied, (c) failed, within two (2) Business Days after written request by the Administrative Agent or the Borrower, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans, unless the subject of a good faith dispute (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent or the Borrower), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it under this Agreement within two (2) Business Days of the date when due, unless the subject of a good faith dispute, or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment, or (iii) become the subject of a Bail-In Action; provided that (x) if a Lender would be a “Defaulting Lender” solely by reason of events relating to a parent company of such Lender or solely because a Governmental Authority has been appointed as receiver, conservator, trustee or custodian for such Lender, in each case as described in clause (e) above, the Administrative Agent may, in its discretion, determine that such Lender is not a “Defaulting Lender” if and for so long as the Administrative Agent is satisfied that such Lender will continue to perform its funding obligations hereunder and (y) a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of voting stock or any other Capital Stock in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof, or the exercise of control over such Lender or parent company thereof, by a Governmental Authority or instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to the penultimate paragraph of Section 2.20) upon delivery of written notice of such determination to the Borrower and each Lender.
“Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The term “Dispose of” shall have a correlative meaning.
“Documentation Agents”: as defined on the cover hereto.
“Dollars” and “$”: dollars in lawful currency of the United States.
“Early Opt-in Effective Date”: with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
“Early Opt-in Election”: the occurrence of the following:
(1)    a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities in the U.S. syndicated loan market at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review); and
(2)    the joint election by the Administrative Agent and the Borrower to trigger a fallback from Eurodollar Base Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.
“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority”: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied or waived, which date is July 1, 2020.

“Eligible Assignee”: (a) any commercial bank or other financial institution having a senior unsecured debt rating by Moody’s of A3 or better and by S&P of A- or better, which is domiciled in a country which is a member of the OECD or (b) with respect to any Person referred to in the preceding clause (a), any other Person that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business all of the Capital Stock of which is owned, directly or indirectly, by such Person; provided that in the case of clause (b), the Administrative Agent shall have consented to the designation of such Person as an Eligible Assignee (such consent not to be unreasonably withheld or delayed).
“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Event”: (a) any Reportable Event; (b) the failure of the Borrower or any Commonly Controlled Entity to timely make a required contribution with respect to any Plan or any Multiemployer Plan; (c) the imposition of a Lien under Section 430 of the Code or Section 303 of ERISA with respect to any Single Employer Plan; (d) the failure of the Borrower or any Commonly Controlled Entity to meet the minimum funding standard under Section 412 or 430 of the Code with respect to any Plan or the filing of an application for a funding waiver with respect to any Single Employer Plan; (e) the incurrence by the Borrower or any Commonly Controlled Entity of any liability under Title IV of ERISA, including with respect to the termination of any Plan (other than the payment of PBGC premiums in the ordinary course); (f) (i) the termination of, or the filing or receipt of a notice of intent to terminate, a Single Employer Plan under Section 4041 of ERISA, or the treatment of a plan amendment as a termination under Section 4041 of ERISA, or (ii) (A) the appointment of a trustee to administer a Single Employer Plan under Section 4042, or (B) the institution by the PBGC of proceedings to terminate a Single Employer Plan or to have a trustee appointed to administer a Single Employer Plan, or receipt by the Borrower of notice from the PBGC thereof, where such proceedings continue unstayed or in effect for more than 60 days, or such notice is not withdrawn by the PBGC within 60 days following delivery by PBGC; (g) the incurrence by the Borrower or any Commonly Controlled Entity of any liability with respect to the complete withdrawal or partial withdrawal under Title IV of ERISA from any Multiemployer Plan; (h) the receipt by the Borrower or any Commonly Controlled Entity of any notice from a Multiemployer Plan concerning the imposition of Withdrawal Liability; (i) receipt of notification by Borrower or any Commonly Controlled Entity from a Multiemployer Plan that such Multiemployer Plan is in endangered or critical status (within the meaning of Section 305 of ERISA) or in Insolvency; (j) the incurrence by the Borrower or any Commonly Controlled Entity of any liability pursuant to Section 4063 or 4064 of ERISA or a substantial cessation of operations with respect to a Plan within the meaning of Section 4062(e) of ERISA; (k) the posting of a bond or security under Section 436(f) of the Code with respect to any Plan; or (l) the Borrower incurs material tax liability with respect to any Plan (including Sections 4975, 4980B, 4980D, 4980H and 4980I of the Code, as applicable).
“Erroneous Payment”: as defined in Section 9.13(a).

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurocurrency Liabilities”: as defined in Regulation D of the Federal Reserve Board.
“Eurocurrency Reserve Requirements”: of any Lender for any Interest Period as applied to a Eurodollar Loan, the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during any such percentage shall be so applicable) under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect to determining the maximum reserve requirement (including basic, supplemental and emergency reserves) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.
“Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the Eurodollar Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the Eurodollar Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the Eurodollar Base Rate shall be the Interpolated Rate.
“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.
“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upwards, if necessary, to the next 1/16 of 1%):

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

“Eurodollar Screen Rate”: for any day and time, with respect to any Eurodollar Loan for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the Eurodollar Screen Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.
“Eurodollar Tranche”: the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
“Event of Default”: any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act”: Securities Exchange Act of 1934, as amended.
“Excluded Taxes”: any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan (other than pursuant to an assignment request by the Borrower under Section 2.19) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16(a) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“FATCA”: Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“FCA”: as defined in Section 2.13(b).
“FCPA”: as defined in Section 4.15.
“Federal Funds Effective Rate”: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Board”: the Board of Governors of the Federal Reserve System of the United States of America.
“First Mortgage Bonds”: bonds issued by the Borrower pursuant to the FMB Indenture.
“Floor”: the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Eurodollar Base Rate.
“FMB Indenture”: the Indenture of Mortgage (Mortgage), dated as of June 19, 2020, between the Borrower and the Indenture Trustee (as supplemented by the Supplemental Indenture) and as further supplemented or amended from time to time.
“Foreign Lender”: a Lender that is not a U.S. Person.
“FPA”: the Federal Power Act, as amended, and the rules and regulations promulgated thereunder.

“Funding Office”: the office of the Administrative Agent specified in Section 10.2(a) or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.
“GAAP”: generally accepted accounting principles in the United States as in effect from time to time, except as noted below. In the event that any “Change in Accounting Principles” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then, upon the request of the Borrower or the Required Lenders, the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Change in Accounting Principles with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Change in Accounting Principles as if such Change in Accounting Principles had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Change in Accounting Principles had not occurred. “Change in Accounting Principles” refers to (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or any successor thereto, the SEC or, if applicable, the Public Company Accounting Oversight Board and (ii) any change in the application of GAAP concurred by the Borrower’s independent public accountants and disclosed in writing to the Administrative Agent.
“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners and supra-national bodies such as the European Union or the European Central Bank).
“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof or (v) to reimburse or indemnify an issuer of a letter of credit, surety bond or guarantee issued by such issuer in respect of primary obligations of a primary obligor other than the Borrower or any Significant Subsidiary; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.
“IBA”: as defined in Section 2.13(b).
“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables, including under energy procurement and transportation contracts, incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements (other than reimbursement obligations, which are not due and payable on such date, in respect of documentary letters of credit issued to provide for the payment of goods and services in the ordinary course of business), (g) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (provided, that if such Person is not liable for such obligation, the amount of such Person’s Indebtedness with respect thereto shall be deemed to be the lesser of the stated amount of such obligation and the value of the property subject to such Lien), and (j) for the purposes of Sections 7.1 and 8(e) only, all obligations of such Person in respect of Swap Agreements, provided that Indebtedness as used in this Agreement shall exclude any Non-Recourse Debt and any obligations under any A/R Securitization Transaction. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.
“Indebtedness Covenant Release Date”: the date of the expiration of the temporary waiver from its authorized capital structure granted by the CPUC on May 28, 2020.
“Indemnified Liabilities”: as defined in Section 10.5.
“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee”: as defined in Section 10.5.
“Indenture Trustee”: The Bank of New York Mellon Trust Company, N.A. and any successor thereto as trustee under the FMB Indenture.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.
“Interest Payment Date”: (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof.
“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one week thereafter or one, three or six or (if agreed to by all Lenders) twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, three or six or (if agreed to by all Lenders) twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 12:00 Noon, New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:
(i)if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
Section 8.the Borrower may not select an Interest Period that would extend beyond the applicable Maturity Date;
Section 9.any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;
Section 10.[reserved];
Section 11.at the election of the Borrower, the initial Interest Period for any Eurodollar Loans made on the Effective Date, shall commence on the Effective Date and end on the last day of the calendar month during which the Effective Date occurs; and
Section 12.the option to elect a one week Interest Period shall only be available during the calendar year ending December 31, 2021 and solely to the extent such Interest Period is available to the Administrative Agent.
“Interpolated Rate”: at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the Eurodollar Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Eurodollar Screen Rate for the longest period (for which the Eurodollar

Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the Eurodollar Screen Rate for the shortest period (for which that Eurodollar Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.
“IRS”: the United States Internal Revenue Service.
“knowledge of the Borrower”: actual knowledge of any Responsible Officer of the Borrower.
“Laws”: collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lenders”: as defined in the preamble hereto, including each Lender set forth under the heading “Lender” on Schedule I of Amendment No. 1 and their respective successors and assigns as permitted hereunder; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.
“LIBOR”: as defined in Section 1.4.
“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Capital Lease Obligation having substantially the same economic effect as any of the foregoing).
“Loans”: the 364-Day Tranche Loans and the 18-Month Tranche Loans.
“Loan Documents”: this Agreement, the Notes, the Supplemental Indenture, the Senior Bonds, the Bond Delivery Agreement, the FMB Indenture and, in each case, any amendment, waiver, supplement or other modification to any of the foregoing; provided, that the term “Loan Documents” shall not include the FMB Indenture for any purposes under Section 2.16, Section 8 or Section 10 (other than for the purposes of Sections 10.1(iv) 10.1(x)).
“Material Adverse Effect”: (a) a change in the business, property, operations or financial condition of the Borrower and its Subsidiaries taken as a whole that could reasonably be expected to materially and adversely affect the Borrower’s ability to perform its obligations under the Loan Documents or (b) a material adverse effect on (i) the validity or enforceability of this Agreement or any of the other Loan Documents or (ii) the rights and remedies of the Administrative Agent and the Lenders, taken as a whole, under this Agreement or any other Loan Document.
“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date”: (a) with respect to the 364-Day Tranche Loans, the 364-Day Tranche Maturity Date, and (b) with respect to the 18-Month Tranche Loans, the 18-Month Tranche Maturity Date.
“Moody’s”: Moody’s Investors Service, Inc.
“Mortgaged Property”: as defined in the FMB Indenture.
“Multiemployer Plan”: a plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Cash Proceeds”: with respect to any Debt Issuance, the excess, if any, of (i) cash actually received by the Borrower or its Subsidiaries in connection with such incurrence, issuance, offering or placement over (ii) the underwriting discounts and commissions and other fees and expenses incurred by the Borrower or its Subsidiaries in connection with such incurrence, issuance, offering or placement.
“Net Tangible Assets”: the total amount of the Borrower’s assets determined on a consolidated basis in accordance with GAAP as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered under Section 6.1, less (a) the sum of the Borrower’s consolidated current liabilities determined in accordance with GAAP, and (b) the amount of the Borrower’s consolidated assets classified as intangible assets, determined in accordance with GAAP.
“Non-Recourse Debt”: Indebtedness of the Borrower or any of its Significant Subsidiaries that is incurred in connection with the acquisition, construction, sale, transfer or other Disposition of specific assets, to the extent recourse, whether contractual or as a matter of law, for non-payment of such Indebtedness is limited (a) to such assets, or (b) if such assets are (or are to be) held by a Subsidiary formed solely for such purpose, to such Subsidiary or the Capital Stock of such Subsidiary.
“Notes”: as defined in Section 2.14(f).
“NYFRB”: the Federal Reserve Bank of New York.
“NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. (New York City time) on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“NYFRB’s Website”: the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Obligations”: the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.
“OECD”: the countries constituting the “Contracting Parties” to the Convention on the Organisation For Economic Co-operation and Development, as such term is defined in Article 4 of such Convention.
“Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).
“Overnight Bank Funding Rate”: for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Participant”: as defined in Section 10.6(c).
“Participant Register”: as defined in Section 10.6(c)(iii).
“Patriot Act”: as defined in Section 10.16.
“Payment Recipient”: as defined in Section 9.13(a).
“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
“PCG”: as defined in the first recital paragraph.
“PCG Commitment Letter”: that certain Commitment Letter dated as of October 4, 2019 among PG&E Corporation, as the borrower, Pacific Gas and Electric Company and the commitment parties from time to time party thereto, as amended, modified or supplemented from time to time prior to the date hereof.
“PCG Revolving Credit Agreement”: that certain Credit Agreement dated as of the Effective Date, among PCG, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Percentage”: as to any Lender at any time with respect to a Tranche, the percentage which the aggregate principal amount of such Lender’s Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding with respect to such Tranche.
“Permitted Refinancing”: with respect to any Indebtedness (the “Refinanced Indebtedness”), any extension, refinancing, refunding or replacement thereof with Indebtedness provided that (i) the amount of such Indebtedness does not exceed the aggregate principal amount of the Refinanced Indebtedness, plus any premium, interest, fee or expenses payable in connection therewith, (ii) the final maturity date of such Indebtedness is no earlier than the maturity date of the Refinanced Indebtedness, and (iii) the weighted average life to maturity of such Indebtedness is not shorter than the weighted average life to maturity of the Refinanced Indebtedness.
“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Plan of Reorganization”: as defined in the second recital paragraph.
“Platform”: as defined in Section 10.2(d).
“Prime Rate”: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or in any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC”: the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” in Section 10.19.
“Qualified Securitization Bond Issuer”: a Subsidiary of the Borrower formed and operating solely for the purpose of (a) purchasing and owning property created under a “financing order” (as such term is defined in the California Public Utilities Code) or similar order issued by the CPUC, (b) issuing such securities pursuant to such order, (c) pledging its interests in such property to secure such securities and (d) engaging in activities ancillary to those described in (a), (b) and (c).
“Rating”: each rating announced by S&P and Moody’s in respect of the Borrower’s senior secured debt.

“Recipient”: the Administrative Agent or any Lender.
“Register”: as defined in Section 10.6(b).
“Regulation U”: Regulation U of the Federal Reserve Board as in effect from time to time.
“Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body”: the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB or, in each case, any successor thereto.
“Removal Effective Date”: as defined in Section 9.9(b).
“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.
“Required Lenders”: at any time, the holders of more than 50% of the aggregate Loans then outstanding. The Loans of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Requirement of Law”: as to any Person, the Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resignation Effective Date”: as defined in Section 9.9(a).
“Resolution Authority”: with respect to any EEA Financial Institution, an EEA Resolution Authority and, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer”: the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of the Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer or assistant treasurer of the Borrower.
“S&P”: Standard & Poor’s Global Ratings, a division of S&P Global Inc., and any successor thereto.
“Sanctions”: as defined in Section 4.15.
“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.
“Securitized Bonds”: without duplication, securities, however denominated, that are (i) issued by a Qualified Securitization Bond Issuer, (ii) secured by or otherwise payable from charges authorized by the financing order referred to in clause (a) of the definition of “Qualified Securitization Bond Issuer,” and (iii) non-recourse to the Borrower or any of its Subsidiaries (other than the issuer of such securities).

“Senior Bonds”: (i) with respect to the 364-Day Tranche Loans, that certain First Mortgage Bond in the aggregate principal amount of $1,500,000,000 and (ii) with respect to the 18-Month Tranche Loans, those certain First Mortgage Bonds in the aggregate combined principal amount of $1,500,000,000, in each case, issued to the Administrative Agent pursuant to the Supplemental Indenture.
“Significant Subsidiary”: as defined in Article 1, Rule 1-02(w) of Regulation S-X of the Exchange Act as of the Effective Date, provided that notwithstanding the foregoing, no special purpose finance subsidiary, no A/R Securitization Subsidiary (or Subsidiaries of any A/R Securitization Subsidiary) nor any Qualified Securitization Bond Issuer (or Subsidiaries of any Qualified Securitization Bond Issuer) shall constitute a Significant Subsidiary. Unless otherwise qualified, all references to a “Significant Subsidiary” or to “Significant Subsidiaries” in this Agreement shall refer to a “Significant Subsidiary” or “Significant Subsidiaries” of the Borrower.
“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.
“SOFR”: a rate per annum equal to the secured overnight financing rate for such Business Day published by the NYFRB (or a successor administrator of the secured overnight financing rate) on the NYFRB’s Website (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).
“Solvent”: with respect to the Borrower and its Subsidiaries, on a consolidated basis, that as of the date of determination, (i) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, at a fair valuation on a going concern basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated and going concern basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business, (iii) the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the ordinary course of business, (iv) the Borrower and its Subsidiaries are not engaged in businesses, and are not about to engage in businesses for which they have unreasonably small capital. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing as of the Effective Date, would reasonably be expected to become an actual and matured liability.
“Specified Exchange Act Filings”: the Borrower’s Form 10-K annual report for the year ended December 31, 2020 and each and all of the Form 10-Qs and Form 8-Ks (and to the extent applicable proxy statements) filed by the Borrower or PCG with the SEC after December 31, 2020 and prior to the date that is one Business Day before the Amendment No. 1 Effective Date.
“Specified Material Adverse Effect”: any occurrence, fact, change, event, effect, violation, penalty, inaccuracy or circumstance that, individually or in the aggregate with any such other results, occurrences, facts, changes, events, effects, violations, penalties, inaccuracies, or circumstances, (i) would have or would reasonably be expected to have a material adverse effect on the business, operations, assets, liabilities, capitalization, financial performance, financial condition or results of operations, in each case, of PCG and the Borrower, taken as a whole, or (ii) would reasonably be expected to prevent or materially delay the ability of the Borrower to consummate the transactions contemplated by this Agreement or perform its obligations hereunder; provided, however, that none of the following results, occurrences, facts, changes, events, effects, violations, penalties, inaccuracies or circumstances shall constitute or be taken into account in determining whether a Specified Material Adverse Effect has occurred, is continuing or would reasonably be expected to occur: (A) [reserved], (B) results, occurrences, facts, changes, events, violations, inaccuracies or circumstances affecting (1) the electric or gas utility businesses in the United States generally or (2) the economy, credit, financial, capital or commodity markets, in the United States or elsewhere in the world, including changes in interest rates, monetary policy or inflation, (C) changes or prospective changes in law (other than any law or regulation of California or the United States that is applicable to any electrical utility) or in GAAP or accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, (D) any decline in the market price, or change in trading volume, of any securities of PCG, (E) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, credit ratings, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position, (F) [reserved], and (G) one or more wildfires, occurring on or after January 1, 2020, that destroys or damages fewer than 500 dwellings or commercial structures in the aggregate (it being understood that (I) the exceptions in clauses (D) and (E) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein is a Specified Material Adverse Effect, and (II) a Specified Material Adverse Effect shall include the occurrence of one or more wildfires on or after January 1, 2020 destroying or damaging at least 500 dwellings or commercial structures within PCG’s service area at a time when the portion of PCG’s system at the location of such wildfire was not successfully de-energized).
“Standard A/R Securitization Obligations”: representations, warranties, covenants, indemnities, repurchase obligations, servicing obligations, guarantees, intercompany notes and obligations relating to contributions of A/R Securitization Assets to an A/R Securitization Subsidiary and other obligations entered into by the Borrower or any of its Subsidiaries which are reasonably customary in A/R Securitization Transactions.
“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Supplemental Indenture”: with respect to those certain First Mortgage Bonds in the aggregate principal amount of $3,000,000,000 issued to the Administrative Agent, the Supplemental Indenture, dated as of the Effective Date, by and between the Borrower and the Indenture Trustee.
“Supported QFC”: as defined in Section 10.19.
“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”.
“Syndication Agents”: as defined on the cover hereto.
“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR”: for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Tranche”: (i) the 364-Day Tranche Commitments or the 364-Day Tranche Loans or (ii) the 18-Month Tranche Commitments or the 18-Month Tranche Loans (or, with respect to the 18-Month Tranche Loans, the 18-Month Tranche Loans (Tranche A) and the 18-Month Tranche Loans (Tranche B)).
“Transferee”: any Assignee or Participant.
“Type”: as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.
“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority)) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” or “U.S.”: the United States of America.
“U.S. Person”: any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime”: as defined in Section 10.19.
“U.S. Tax Compliance Certificate”: as defined in Section 2.16(e)(ii)(B)(III).
“Utility Commitment Letter”: that certain Commitment Letter dated as of October 4, 2019 among Pacific Gas and Electric Company, as the borrower, PG&E Corporation and the commitment parties from time to time party thereto, as amended, modified or supplemented from time to time prior to the date hereof.
“Utility Revolving Credit Agreement”: that certain Credit Agreement dated as of the Effective Date, among the Borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Withdrawal Liability”: any liability to a Multiemployer Plan as a result of a complete or partial withdrawal by the Borrower or any Commonly Controlled Entity from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.
“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the applicable Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to any UK Resolution Authority, any powers of such UK Resolution Authority under the applicable Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.1Other Definitional Provisions and Interpretative Provisions.
(a)Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)As used herein and, except as otherwise provided therein, in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Significant Subsidiaries defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume or become liable in respect of (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.
(c)The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(d)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(e)The Borrower shall not be required to perform, nor shall it be required to guarantee the performance of, any of the affirmative covenants set forth in Section 6 that apply to any of its Significant Subsidiaries nor shall any of the Borrower’s Significant Subsidiaries be required to perform, nor shall any of such Significant Subsidiaries be required to guarantee the performance of, any of the Borrower’s affirmative covenants set forth in Section 6 or any of the affirmative covenants set forth in Section 6 that apply to any other Significant Subsidiary; provided, that nothing in this Section 1.2(e) shall prevent the occurrence of a Default or an Event of Default arising out of the Borrower’s failure to cause any Significant Subsidiary to comply with the provisions of this Agreement applicable to such Significant Subsidiary.
(f)Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015.
1.2Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.
1.3Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the Eurodollar Base Rate, which is derived from the London interbank offered rate (“LIBOR”). LIBOR is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the FCA publicly announced that: (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month British Pound Sterling LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6-month British Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3- month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 2.13(b) and (c) provide the mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.13(e), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of “Eurodollar Base Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.13(b) or (c), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.13(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Eurodollar Base Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.
Section 13.AMOUNT AND TERMS OF THE TERM LOANS
1.1Loans.
(a)Subject to the terms and conditions set forth herein, each 364-Day Tranche Lender (severally and not jointly) agrees to make a term loan (the “364-Day Tranche Loans”) to the Borrower in Dollars on the Effective Date in an amount equal to such 364-Day Tranche Lender’s 364-Day Tranche Commitment. Loans under the 364-Day Tranche may be ABR Loans or Eurodollar Loans, as further provided herein. 364-Day Tranche Loans borrowed under this Section 2.1(a) and paid or prepaid may not be reborrowed.
(b)Subject to the terms and conditions set forth herein, each 18-Month Tranche Lender (severally and not jointly) agrees to make a term loan (the “18-Month Tranche Loans”) to the Borrower in Dollars on the Effective Date in an aggregate amount equal to the amount of such 18-Month Tranche Lender’s 18-Month Tranche Commitment. Loans under the 18-Month Tranche may be ABR Loans or Eurodollar Rate Loans, as further provided herein. 18-Month Tranche Loans borrowed under this Section ~~2.1(b)~~2.1(b) and paid or prepaid may not be reborrowed. As of the Amendment No. 1 Effective Date, a portion of the 18-Month Tranche Loans in an aggregate amount of $1,315,735,897.44 (the “18-Month Tranche Loans (Tranche A)”) shall have an 18-Month Tranche Maturity Date of October 1, 2022 and a portion of the 18-Month Tranche Loans in an aggregate amount of $184,264,102.56 (the “18-Month Tranche Loans (Tranche B)”) shall have an 18-Month Tranche Maturity Date of January 1, 2022. As of the Amendment No. 2 Effective Date, the 18-Month Tranche Loans (Tranche B) shall have an 18-Month Tranche Maturity Date of October 1, 2022.

1.2Procedures for Borrowing. The Borrower may borrow the Loans on the Effective Date (so long as the Effective Date is a Business Day), provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent (a) prior to 12:00 Noon, New York City time, three Business Days prior to the Effective Date, in the case of Eurodollar Loans, or (b) prior to 1:00 P.M., New York City time, one Business Day prior to the Effective Date, in the case of ABR Loans) specifying (i) the amount and Type of Loans to be borrowed on the Effective Date and (ii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 10:00 A.M., New York City time, on the Effective Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent
1.3[Reserved].
1.4[Reserved].
1.5[Reserved].
1.6Fees, Etc.
(a)The Borrower agrees to pay to the Administrative Agent, for the account of each Lender (other than a Defaulting Lender to the extent provided in Section 2.20), any fees payable in the amounts and at the times separately agreed upon between the Borrower and the Lenders.
(b)The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any written, duly executed fee agreements with the Administrative Agent and to perform any other obligations contained therein.
(c)On June 1, 2022, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender that holds any 18-Month Tranche Loans (Tranche A) outstanding on such date, a fee equal to 0.075% of the principal amount of such Loans.
(a)On January 1, 2022, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender that holds any 18-Month Tranche Loans (Tranche B) outstanding on such date, a fee equal to 0.075% of the principal amount of such Loans.
1.7Termination of Commitments. The Commitments shall automatically terminate in full on the Effective Date after the proceeds of the Loans have been made available to the Borrower.
1.8Prepayments.

(a)Optional. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 12:00 Noon, New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 2:00 p.m., New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Notwithstanding the foregoing, any notice of prepayment delivered in connection with any refinancing of all of the Loans with the proceeds of such refinancing or of any other incurrence of Indebtedness or the occurrence of some other identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such other identifiable event or condition and may be revoked by the Borrower, subject to compliance with the obligations under Section 2.17 in connection with any such revocation, in the event such contingency is not met. Each prepayment of Loans under this clause (a) shall be applied to the prepayment in full of the aggregate principal amount and any accrued but unpaid interest with respect to the 364-Day Tranche Loans before being applied to prepay the aggregate principal amount and any accrued but unpaid interest with respect to the 18-Month Tranche Loans and shall be accompanied by accrued interest and fees on the amount prepaid to the date fixed for prepayment, plus, in the case of any Eurodollar Loans that are prepaid on any day other than the last day of the Interest Period applicable to it, the Borrower shall pay any amounts due to the Lenders as a result thereof pursuant to Section 2.17.
(b)Mandatory. So long as (i) the commitments in respect of each of the Bridge Facilities have been terminated without the funding of any loans thereunder or (ii) the loans and any accrued interest, fees and other obligations under the Bridge Facilities have been paid in full, in the event that the Borrower or any of its Subsidiaries receives any Net Cash Proceeds arising from any Debt Issuance, then the Borrower shall prepay the Loans hereunder in an amount equal to 100% of such Net Cash Proceeds not later than five (5) Business Days following the receipt by the Borrower or such Subsidiary of such Net Cash Proceeds. The Borrower shall promptly (and not later than five (5) Business Days following receipt thereof) notify the Administrative Agent of the receipt by the Borrower or any Subsidiary, as applicable, of such Net Cash Proceeds and such notice shall be accompanied by a reasonably detailed calculation of the Net Cash Proceeds. Each prepayment of Loans under this clause (b) shall be applied to the prepayment in full of the aggregate principal amount and any accrued but unpaid interest with respect to the 364-Day Tranche Loans before being applied to prepay the aggregate principal amount and any accrued but unpaid interest with respect to the 18-Month Tranche Loans and shall be accompanied by accrued interest and fees on the amount prepaid to the date fixed for prepayment, plus, in the case of any Eurodollar Loans that are prepaid on any day other than the last day of the Interest Period applicable to it, the Borrower shall pay any amounts due to the Lenders as a result thereof pursuant to Section 2.17.

1.9Conversion and Continuation Options.
(a)The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Required Lenders have determined in their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
(b)Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the defined term “Interest Period”, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Required Lenders have determined in their sole discretion not to permit such continuations; provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph, subject to the preceding proviso, such Loans shall be automatically continued as Eurodollar Loans with an Interest Period of one month on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
1.10Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and (b) no more than 5 Eurodollar Tranches shall be outstanding at any one time.
1.11Interest Rates and Payment Dates.
(a)Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.
(b)Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.
(c)(i) If all or a portion of the principal amount of the Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a default rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% and (ii) if all or a portion of any interest payable on the Loans or any other fee payable in connection herewith (excluding any expenses or other indemnity) shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a default rate per annum equal to the rate then applicable to ABR Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).
(d)Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 2.11(c) shall be payable from time to time on demand.
(e)The amount of each interest payment received by the Administrative Agent under the applicable Senior Bond shall be deemed to be a payment of interest payable by the Borrower hereunder and shall reduce, dollar-for-dollar, the amount of interest then owing by the Borrower hereunder.
1.12Computation of Interest and Fees.
(a)Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of ABR, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.
(b)Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall constitute prima facie evidence of such amounts. The Administrative Agent shall, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.11(a).
1.13Inability to Determine Interest Rate.
(a)Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.13, if prior to the commencement of any Interest Period for a Eurodollar Loan:
Section 14.the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or the Eurodollar Base Rate, as applicable (including because the Eurodollar Screen Rate is not available or published on a current basis) for such Interest Period, provided that no Benchmark Transition Event shall have occurred at such time; or
Section 15.the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate or the Eurodollar Base Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in the applicable borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any notice from the Borrower to the Administrative Agent that requests the conversion of any Loans to, or continuation of any Loans as, a Eurodollar borrowing shall be ineffective and (B) if any borrowing notice delivered pursuant to Section 2.2 requests a borrowing of Eurodollar Loans, such borrowing shall be made as an ABR Loan; provided that if the circumstances giving rise to such notice affect only one Type of borrowings, then the other Type of borrowings shall be permitted.
(a)Replacing USD LIBOR. Notwithstanding anything to the contrary herein or in any other Loan Document, on March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of the Eurodollar Base Rate’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 3-month, 6-month and 12-month Eurodollar Base Rate tenor settings. On the earlier of (i) the date that all Available Tenors of the Eurodollar Base Rate have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is the Eurodollar Base Rate, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(b)Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. Upon the occurrence of a Benchmark Transition Event, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During the period referenced in the foregoing sentence, the component of ABR based upon the Benchmark will not be used in any determination of ABR.

(c)Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(d)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. For the avoidance of doubt, any notice required to be delivered by the Administrative Agent as set forth in this Section 2.13 may be provided, at the option of the Administrative Agent (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.13.
(e)Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or Eurodollar Base Rate), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.
(f)Disclaimer. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (i) the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate” or “Eurodollar Base Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (ii) the composition or characteristics of any Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to the Eurodollar Base Rate (or any other Benchmark) or have the same volume or liquidity as did the Eurodollar Base Rate (or any other Benchmark), (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section 2.13 including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by clause (e) above or otherwise in accordance herewith, and (iv) the effect of any of the foregoing provisions of this Section 2.13.

1.2Pro Rata Treatment and Payments; Notes.
(a)[Reserved].
(b)Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans (other than, for the avoidance of doubt, payment in full of all principal and interest due with respect to the 18-Month Tranche Loans (Tranche B) on or prior to the 18-Month Tranche Maturity Date for such Loans) shall be made pro rata (i) in the case of the 364-Day Tranche Loans, according to the respective outstanding principal amounts of the 364-Day Tranche Loans then held by the 364-Day Tranche Lenders and (ii) in the case of the 18-Month Tranche Loans, according to the respective outstanding principal amounts of the 18-Month Tranche Loans then held by the 18-Month Tranche Lenders.
(c)Notwithstanding anything to the contrary herein, all payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 4:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, as applicable, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
(d)Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Effective Date, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after the Effective Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans from the Borrower within 30 days after written demand therefor.

(e)Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.
(f)The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note (a “Note”) of the Borrower evidencing any Loans (or any portion thereof) of such Lender, substantially in the form of Exhibit H, with appropriate insertions as to date and principal amount; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Effective Date or the making of the Loans on the Effective Date.
(g)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.14(d), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent hereunder for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations to the Administrative Agent, as the case may be, under such Section until all such unsatisfied obligations are fully paid, and/or (ii) so long as such Lender is a Defaulting Lender, hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
1.3Change of Law.
(a)If a Change of Law shall:
Section 16.subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
Section 17.impose, modify or hold applicable any reserve, special deposit, compulsory loan, Federal Deposit Insurance Corporation insurance charge or other similar insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any Lender that is not otherwise included in the determination of the Eurodollar Rate, which requirements are generally applicable to advances, loans and other extensions of credit made by such Lender; or

Section 18.impose on any Lender any other condition that is generally applicable to loans made by such Lender or participations therein;
and the result of any of the foregoing is to increase the cost to such Lender or such other Recipient, by an amount that such Lender or such other Recipient deems to be material, of making, converting into, continuing or maintaining the Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender or such other Recipient, within ten Business Days after its demand, any additional amounts necessary to compensate such Lender or such other Recipient for such increased cost or reduced amount receivable. If any Lender or other Recipient becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled; provided, however, that no Lender or other Recipient shall be entitled to demand such compensation more than 90 days following (x) the last day of the Interest Period in respect of which such demand is made or (y) the repayment of the Loan in respect of which such demand is made. Notwithstanding any other provision herein, no Lender shall demand compensation pursuant to this Section 2.15 if it shall not at the time be the general policy or practice of such Lender to demand such compensation from similarly situated borrowers (to the extent that such Lender has the right to do so under its credit facilities with similarly situated borrowers).
(a)If any Lender shall have determined that a Change of Law regarding capital or liquidity requirements shall have the effect of reducing the rate of return on such Lender’s capital or the capital of any corporation controlling such Lender as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such Change of Law (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.
(b)A certificate as to any additional amounts payable pursuant to this Section 2.15 submitted by any Lender or any other Recipient to the Borrower (with a copy to the Administrative Agent) shall constitute prima facie evidence of such costs or amounts. Notwithstanding anything to the contrary in this Section 2.15, the Borrower shall not be required to compensate a Lender or any other Recipient pursuant to this Section 2.15 for any amounts incurred more than six months prior to the date that such Lender or such other Recipient notifies the Borrower of such Lender’s or such other Recipient’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect not to exceed twelve months. The obligations of the Borrower pursuant to this Section 2.15 shall survive for 90 days after the termination of this Agreement and the payment of the Loans and all other amounts then due and payable hereunder.
1.2Taxes.
(a)Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable laws. If any applicable laws (as determined in the good faith discretion of the Borrower or Administrative Agent making the payment) require the deduction or withholding of any Tax from any such payment, then (A) the Borrower or Administrative Agent, as applicable shall withhold or make such deductions as are determined by the Borrower or the Administrative Agent to be required, (B) the Borrower or Administrative Agent, as applicable shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)(i) The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or another Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or another Recipient, shall be conclusive absent manifest error.
Section 19.Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(c)(iii) relating to the maintenance of a Participant Register and (z) the Administrative Agent against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(a)Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the

Administrative Agent to a Governmental Authority as provided in this Section 2.16, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(b)(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.16(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
Section 20.Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)executed copies of IRS Form W-8ECI;
(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or
(IV)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner.
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3) (C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Effective Date.
Section 21.Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.16 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(a)At no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of, or credit with respect to, any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the Borrower an amount equal to such refund or credit (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund or credit), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit). The Borrower, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund or credit to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to the Borrower pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund or credit had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (f) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.
(b)Each party’s obligations under this Section 2.16 shall survive for one year after the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
1.2Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss (other than the loss of Applicable Margin) or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive for 90 days after the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
1.3Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.15 or 2.16 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole but reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no unreimbursed economic disadvantage or any legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.15 or 2.16.
1.4Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests (on its behalf or any of its Participants) reimbursement for amounts owing pursuant to Section 2.15 or 2.16, (b) provides notice under Section 2.21 or (c) becomes a Defaulting Lender, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.18 which eliminates the continued need for payment of amounts owing pursuant to Section 2.15 or 2.16, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.17 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.15 or 2.16, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.
1.5Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(a)any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.7), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Borrower with the consent of the Administrative Agent, not to be unreasonably withheld, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of the Loans in respect of which that Defaulting Lender has not fully funded its appropriate share such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.20(a) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto;
(b)[Reserved];
(c)[Reserved];
(d)[Reserved]; and
(e)that Defaulting Lender’s right to approve or disapprove any amendment, supplement, modification, waiver or consent with respect to this

Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.1.
If the Borrower and the Administrative Agent reasonably determine in writing that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
1.6Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue Eurodollar Loans or to convert ABR Loans to Eurodollar Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the ABR, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the ABR, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the ABR), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the ABR applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.17.

Section 22.[RESERVED].
Section 23.REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender, on the Effective Date, that:
1.1Financial Condition. (a) The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of December 31, 2020, and the related consolidated statements of income and cash flows for the fiscal year ended on such date, reported on by Deloitte & Touche LLP, and (b) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of March 31, 2021, and the related consolidated statements of income and cash flows for the portion of the fiscal year ended on such date, each delivered to the Administrative Agent prior to the Amendment No. 1 Effective Date, in each case, (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, and (ii) present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as of such date, and its consolidated income and its consolidated cash flows for the respective fiscal year or portion of the fiscal year then ended, subject, in the case of the financial statements referred to in clause (b), to the absence of footnotes and to normal year-end audit adjustments.
1.2No Change. Since December 31, 2020, no Specified Material Adverse Effect has occurred.
1.3Existence; Compliance with Law. Each of the Borrower and its Significant Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has the organizational power and organizational authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except for any Requirements of Law being contested in good faith by appropriate proceedings and except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
1.4Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and corporate authority to execute and deliver and to perform its obligations under the Loan Documents and to obtain extensions of credit hereunder. The Borrower has taken all necessary corporate action to authorize the execution and delivery of, and performance of its obligations under, the Loan Documents to which it is a party and to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect, (ii) any consent, authorization or filing that may be required in the future the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect and (iii) applicable Requirements of Law (including the approval of the CPUC) prior to foreclosure or other exercise of remedies under the Loan Documents. This Agreement has been, and each other Loan Document upon execution and delivery will be, duly executed and delivered. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, laws of general application related to the enforceability of securities secured by real estate and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (y) applicable Requirements of Law (including the approval of the CPUC) prior to foreclosure or other exercise of remedies hereunder or under the Loan Documents.
1.5No Legal Bar. The execution and delivery of, and the performance of the obligations under, this Agreement and the other Loan Documents, the borrowing of the Loans hereunder and the use of the proceeds thereof will not violate in any material respect any Requirement of Law or any Contractual Obligation of the Borrower or any of its Significant Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Loan Documents and the FMB Indenture).
1.6Litigation. (a) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened in writing by or against the Borrower or any of its Significant Subsidiaries or against any of their respective material properties or revenues with respect to any of the Loan Documents.
(b)No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened in writing by or against the Borrower or any of its Significant Subsidiaries or against any of their respective material properties or revenues, except as disclosed in the Specified Exchange Act Filings, that could reasonably be expected to have a Material Adverse Effect.
1.7No Default. No Default or Event of Default has occurred and is continuing.
1.8Taxes. The Borrower and each of its Significant Subsidiaries has filed or caused to be filed all Federal and state returns of income and franchise taxes imposed in lieu of net income taxes and all other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or with respect to any claims or assessments for taxes made against it or any of its property by any Governmental Authority (other than (i) any amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or any of its Significant Subsidiaries, as applicable, and (ii) claims which could not reasonably be expected to have a

Material Adverse Effect). No material tax Liens have been filed against the Borrower or any of its Significant Subsidiaries other than (A) Liens for taxes which are not delinquent or (B) Liens for taxes which are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or any of its Significant Subsidiaries, as applicable.
1.9Federal Regulations. No part of the proceeds of any Loans hereunder, will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Federal Reserve Board.
1.10ERISA. No Reportable Event has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied with the applicable provisions of ERISA and the Code, except, in each case, to the extent that any such Reportable Event or failure to comply with the applicable provisions of ERISA or the Code could not reasonably be expected to result in a Material Adverse Effect. During the five year period prior to the date on which this representation is made or deemed made, there has been no (i) failure to make a required contribution to any Plan that would result in the imposition of a Lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a Lien or encumbrance; or (ii) “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title I of ERISA), whether or not waived, except, in each case, to the extent that such event could not reasonably be expected to result in a Material Adverse Effect. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date for which a certified actuarial valuation report is available prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, except as could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan during the five year period prior to the date on which this representation is made or deemed made that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, except as could not reasonably be expected to result in a Material Adverse Effect. No such Multiemployer Plan is in endangered or critical status (within the meaning of Section 305 of ERISA) or in Insolvency.
1.11Investment Company Act; Other Regulations. The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. On the Effective Date, the Borrower is not subject to regulation under any Requirement of Law (other than (a) Regulation X of the Federal Reserve Board and (b) Sections 817-830, and Sections 701 and 851 of the California

Public Utilities Code) that limits its ability to incur Indebtedness under this Agreement.
1.12Use of Proceeds. The proceeds of the Loans shall be used to fund the transactions contemplated under the Plan of Reorganization.
1.13Environmental Matters. Except as disclosed in the Specified Exchange Act Filings, the Borrower and its Significant Subsidiaries are not subject to any pending violations or liabilities under Environmental Laws or relating to the disposal, spill or other release of Materials of Environmental Concern that would reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Borrower, there are no facts, circumstances or conditions that could reasonably be expected to give rise to such violations or liabilities.
1.14Regulatory Matters. Solely by virtue of the execution, delivery and performance of, or the consummation of the transactions contemplated by this Agreement, no Lender shall be or become subject to regulation (a) under the FPA or (b) as a “public utility” or “public service corporation” or the equivalent under any Requirement of Law.
1.15Sanctions; Anti-Corruption. None of the Borrower, any of its Subsidiaries, nor, to the knowledge of the Borrower, any director, officer, agent, Affiliate or employee of the Borrower or any of its Subsidiaries is currently (i) the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. State Department (“Sanctions”) or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of any Sanctions. None of the Borrower, any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, Affiliate or employee of the Borrower or any of its Subsidiaries, has taken any action, directly or indirectly, that would result in a violation in any material respect by any such Person of the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”) or of any other anti-bribery or anti-corruption laws, rules, regulations legally applicable to such Persons (collectively, “Anti-Corruption Laws”). The Borrower will not use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds (a) to any Subsidiary, Affiliate, joint venture partner or other Person or entity, to fund the activities of any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of any Sanctions, or (a) directly, or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or of any Anti-Corruption Laws.
1.16Affected Financial Institutions. The Borrower is not an Affected Financial Institution.
1.17Solvency. The Borrower and its Subsidiaries, on a consolidated basis, are Solvent as of the Amendment No. 1 Effective Date.
1.18Disclosure.

(a)All written information relating to the Borrower, its Subsidiaries and their respective businesses, other than any projections, estimates and other forward-looking materials and information of a general economic or industry specific nature, that has been provided by or on behalf of the Borrower to the Administrative Agent or the Lenders in connection with the transactions contemplated hereby does not, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates thereto). Any projected information, estimates, other forward-looking materials and pro forma financial information that have been made available to any Lenders or the Administrative Agent prior to the Effective Date in connection with the transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date such information was furnished to the Lenders and as of the Effective Date (it being understood that actual results may vary materially from such projections and pro forma information and such projections and pro forma information are not a guarantee of performance).
(b)As of the Effective Date, to the knowledge of the Borrower, the information included in any Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.
1.19Status of Obligations. The issuance to the Administrative Agent of the Senior Bonds provides the Lenders, as beneficial holders of the Senior Bonds through the Administrative Agent, the benefit of the Lien of the FMB Indenture equally and ratably with the holders of other First Mortgage Bonds.
1.20Ownership of Property. As of the Effective Date, each of the Borrower and its Significant Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject to no Liens other than Liens permitted under Section 7.3, except for where the failure would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
1.21Covered Entity. The Borrower is not a Covered Entity.
Section 24.CONDITIONS PRECEDENT
1.1Conditions to the Effective Date. The occurrence of the Effective Date and the obligation of each Lender to make its Loans hereunder on the Effective Date is subject to the satisfaction of the following conditions precedent:
(a)Credit Agreement. The Administrative Agent shall have received this Agreement (including copies of all schedules attached hereto in a form reasonably satisfactory to the Lenders), executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1.
(b)Consents and Approvals. All governmental and third party consents and approvals necessary in connection with the execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby shall have been obtained and be in full force and effect; and the Administrative Agent shall have received a certificate of a Responsible Officer to the foregoing effect.
(c)KYC Information. At least three (3) Business Days prior to the Effective Date, the Administrative Agent and each Lender shall have received all documentation and information relating to the Borrower as is reasonably requested in writing by the Administrative Agent and/or any such Lender at least ten (10) Business Days prior to the Effective Date that is required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation. If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and the Administrative Agent or any Lender so request at least five (5) Business Days prior to the Effective Date, then at least three (3) Business Days prior to the Effective Date, the Borrower shall have delivered to the Administrative Agent and/or any such Lender a Beneficial Ownership Certification in relation to the Borrower.
(d)Bond Documents. The Administrative Agent shall have received:
Section 25.the Bond Delivery Agreement, duly executed and delivered by the Borrower and Administrative Agent;
Section 26.the Senior Bonds in a face amount equal to the Loans as of the Effective Date, duly issued and authenticated under the FMB Indenture and in a form reasonably satisfactory to the Administrative Agent;
Section 27.the Supplemental Indenture, duly executed and delivered by the Borrower and the Indenture Trustee and in a form reasonably satisfactory to the Administrative Agent;
Section 28.a certificate of a duly authorized officer of the Indenture Trustee certifying that each Senior Bond has been authenticated and is outstanding under the FMB Indenture;
Section 29.copies of all legal opinions and other documents delivered to the Indenture Trustee by or on behalf of the Borrower on or prior to the Effective Date in connection with the issuance of each Senior Bond; and
Section 30.copies of all title reports and commitments as of the Effective Date with respect to the Mortgaged Property consisting of real property as to which Liens in favor of the Indenture Trustee, for the benefit of the holders of the First Mortgage Bond, has been granted.
(a)Fees. The Lenders, the Arrangers and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel) on or before the date that is two (2) Business Days prior to the Effective Date.
(b)Closing Certificate; Certified Articles of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of the Borrower, dated the Effective Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, including the articles of incorporation of the Borrower certified as of a recent date by the Secretary of State of the State of California, (ii) a good standing certificate for the Borrower dated as of a recent date from the Secretary of State of the State of California, and (iii) a certificate of a Responsible Officer, dated the Effective Date, confirming the satisfaction of the conditions precedent set forth in Sections 5.1(h) and (i).
(c)Legal Opinion. The Administrative Agent shall have received the legal opinion of (i) Hunton Andrews Kurth LLP, counsel to the Borrower, and (ii) Munger, Tolles & Olson LLP, special California regulatory counsel to the Borrower, each in a form reasonably satisfactory to the Administrative Agent.
(d)Representations and Warranties. Each of the representations and warranties made by the Borrower in this Agreement that does not contain a materiality qualification shall be true and correct in all material respects on and as of the Effective Date, and each of the representations and warranties made by the Borrower in this Agreement that contains a materiality qualification shall be true and correct on and as of the Effective Date (or, in each case, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true and correct in all material respects, or true and correct, as the case may be, as of such earlier date).
(e)No Default. No Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from the funding of the Loans on the Effective Date.
(f)Notice of Borrowing. The Administrative Agent shall have received a notice of borrowing in accordance with the requirements of Section 2.2.
(g)Solvency. The Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower in substantially the form of Exhibit I hereto.
Section 31.AFFIRMATIVE COVENANTS
The Borrower hereby agrees that, so long as any Loan, any interest on any Loan or any fee payable to any Lender or the Administrative Agent hereunder remains outstanding, or any other amount then due and payable is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and, with respect to Sections 6.3 and 6.6(b), shall cause its Significant Subsidiaries to:
1.1Financial Statements. Furnish to the Administrative Agent with a copy for each Lender, and the Administrative Agent shall deliver to each Lender:
(a)as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

(b)as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to the absence of footnotes and normal year-end audit adjustments).
All such financial statements shall (x) be complete and correct in all material respects and (y) shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods, subject, in each case to the absence of footnotes and to normal year-end audit adjustments. The Borrower shall be deemed to have delivered the financial statements required to be delivered pursuant to this Section 6.1 upon the filing of such financial statements by the Borrower through the SEC’s EDGAR system (or any successor electronic gathering system that is publicly available free of charge) or the publication by the Borrower of such financial statements on its website.
1.2Certificates; Other Information. Furnish to the Administrative Agent, for delivery to the Lenders:
(a)within two Business Days after the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no actual knowledge of any Default or Event of Default except as specified in such certificate and (ii) a Compliance Certificate, substantially in the form of Exhibit C, containing all information and calculations reasonably necessary for determining compliance by the Borrower with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;
(b)within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities, provided that, such financial statements and reports shall be deemed to have been delivered upon the filing of such financial statements and reports by the Borrower through the SEC’s EDGAR system (or any successor electronic gathering system that is publicly available free of charge) or publication by the Borrower of such financial statements and reports on its website;
(c)promptly, such additional financial and other information (other than any such information the disclosure of which is prohibited by applicable law or binding agreement or subject to attorney-client privilege or constitutes attorney-work product or constitutes non-financial trade secrets or non-financial proprietary information so long as (x) such confidentiality obligation was not entered into in contemplation hereof and (y) the Borrower provides such Lender with notice that information is being withheld due to the existence of such confidentiality obligation) as any Lender, through the Administrative Agent, may from time to time reasonably request; and

(d)promptly, such documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.
1.3Payment of Taxes. Pay all taxes due and payable or any other tax assessments made against the Borrower or any of its Significant Subsidiaries or any of their respective property by any Governmental Authority (other than (i) any amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or any of its Significant Subsidiaries, as applicable or (ii) where the failure to effect such payment could not reasonably be expected to have a Material Adverse Effect).
1.4Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (c) comply with all Requirements of Law except for any Requirements of Law being contested in good faith by appropriate proceedings or except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
1.5Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear and casualty excepted, except to the extent that failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (b) maintain with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business of comparable size and financial strength and owning similar properties in the same general areas in which the Borrower operates, which may include self-insurance, if determined by the Borrower to be reasonably prudent.
1.6Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) unless a Default or Event of Default has occurred and is continuing, not more than once a year and after at least five Business Days’ notice, (i) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time to discuss the business, operations, properties and financial and other condition of the Borrower and its Significant Subsidiaries with officers and employees of the Borrower and its Significant Subsidiaries and (ii) use commercially reasonable efforts to provide for the Lenders (in the presence of representatives of the Borrower) to meet with the independent certified public accountants of the Borrower and its Significant Subsidiaries; provided, that any such visits or inspections shall be subject to such conditions as the Borrower and each of its Significant Subsidiaries shall deem necessary based on reasonable considerations of safety, security and confidentiality; and provided, further, that neither the Borrower nor any Significant Subsidiary shall be required to disclose to any Person any information the disclosure of which is prohibited by applicable law or binding agreement or subject to attorney-client privilege or constitutes attorney-work product or constitutes non-financial trade secrets or non-financial proprietary information so long as (x) such confidentiality obligation was not entered into in contemplation hereof and (y) the Borrower provides such Lender with notice that information is being withheld due to the existence of such confidentiality obligation.
1.7Notices. Give notice to the Administrative Agent, and the Administrative Agent shall deliver such notice to each Lender, promptly upon any Responsible Officer obtaining knowledge of:
(a)the occurrence of any Default or Event of Default;
(b)any change in the Rating issued by either S&P or Moody’s; and
(c)the occurrence of an ERISA Event which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect (provided, that, any judicial proceeding instituted by PBGC that, within 60 days after the institution of such proceeding, has been withdrawn or stayed by PBGC or otherwise, shall be disregarded for the purpose of this Section 6.7(c)).
1.8Maintenance of Licenses, etc. Maintain in full force and effect any authorization, consent, license or approval of any Governmental Authority necessary for the conduct of the Borrower’s business as now conducted by it or necessary in connection with this Agreement, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.
1.9Further Assurances.
(a)(i) Comply with Section 7.08(a) of the FMB Indenture, (ii) deliver to the Administrative Agent within 120 days after the Effective Date, a copy of the Opinion of Counsel (as defined in the FMB Indenture) delivered to the Indenture Trustee under Section 7.08(a)(i) of the FMB Indenture relating the Supplemental Indenture and (iii) deliver to the Administrative Agent a copy of each Opinion of Counsel delivered to the Indenture Trustee under Section 7.08(a)(ii) of the FMB Indenture relating to the Supplemental Indenture.
(b)Promptly upon the reasonable request by the Administrative Agent, or by the Required Lenders through the Administrative Agent, (i) correct any material defect or error that may be discovered in any Loan Document or the execution, acknowledgment, filing or recordation thereof and (ii) do, execute, acknowledge and deliver any and all such further certificates, documents, agreements and other instruments as reasonably required from time to time to carry out more effectively the purposes of the Loan Documents.
1.10Use of Proceeds. The Borrower shall use the proceeds of the Loans in accordance with Section 4.12.

Section 32.NEGATIVE COVENANTS
The Borrower hereby agrees that, so long as any Loan, or any interest on any Loan or any fee payable to any Lender or the Administrative Agent hereunder remains outstanding, or any other amount then due and payable is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not and shall not permit its Significant Subsidiaries to:
1.1Indebtedness. At all times prior to the Indebtedness Covenant Release Date, create, incur, assume or permit to exist any Indebtedness, except for:
(a)Indebtedness and other Obligations created hereunder;
(b)Indebtedness of the Borrower under the Utility Revolving Credit Agreement in an aggregate outstanding principal amount not to exceed $3,500,000,000 plus any additional amounts permitted to be incurred thereunder pursuant to Section 2.3 of the Utility Revolving Credit Agreement as in effect on the date hereof and any Permitted Refinancing thereof;
(c)Indebtedness of the Borrower outstanding on the Effective Date in an aggregate outstanding principal amount not to exceed, together with any Loans outstanding hereunder on the Effective Date, $33,350,000,000 and any Permitted Refinancing thereof;
(d)Indebtedness (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business and (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments and reimbursement obligations to support any of the foregoing items;
(e)(i) Guarantee Obligations with respect to the obligations of suppliers, customers and licensees and other third parties in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business, workers compensation claims or other employee benefits;
(f)Guarantee Obligations with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 7.1 and Guarantee Obligations with respect to the obligations of Subsidiaries and joint ventures of the Borrower; provided that no such Guarantee Obligations with respect to Indebtedness of the Borrower constituting debt for borrowed money or evidenced by notes, bonds, debentures or other similar instruments (including, for the avoidance of doubt, the First Mortgage Bonds) shall be permitted except to the extent provided by a Person that is, or concurrently with providing such Guarantee Obligations becomes, a guarantor of the Obligations hereunder on terms and pursuant to documentation reasonably satisfactory to the Administrative Agent;

(g)Indebtedness consisting of (i) the financing of insurance premiums and/or (ii) take-or-pay obligations contained in supply arrangements;
(h)Indebtedness with respect to Capital Lease Obligations and purchase money Indebtedness; provided, that the aggregate outstanding principal amount of Indebtedness with respect to Capital Lease Obligations shall not exceed $500,000,000 at any one time;
(i)(i) obligations under any Cash Management Agreement and (ii) Indebtedness under any Swap Agreement permitted under Section 7.6;
(j)Indebtedness arising from any agreement providing for indemnification, adjustment or purchase price or similar obligations (including contingent earn-out obligations) incurred in connection with any Disposition or any purchase of assets or Capital Stock, and Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Borrower or its Subsidiaries pursuant to any such agreement;
(k)Indebtedness in respect of banking services and incentive, supplier finance or similar programs incurred in the ordinary course of business;
(l)customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;
(m)Indebtedness representing deferred compensation to employees, consultants or independent contractors incurred in the ordinary course of business;
(n)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;
(o)endorsements for collection or deposit in the ordinary course of business;
(p)Indebtedness issued or incurred to fund rate base growth in an aggregate outstanding principal amount not to exceed $9,000,000,000 at any time and any Permitted Refinancing thereof; and
(q)other Indebtedness of the Borrower in an aggregate outstanding principal amount not to exceed the excess, if any, of 10% of Net Tangible Assets of the Borrower over the amount of Indebtedness incurred pursuant to clause (p) above.
Notwithstanding anything herein to the contrary, no Guarantee Obligations from any Significant Subsidiary of the Borrower with respect to Indebtedness of the Borrower constituting debt for borrowed money or evidenced by notes, bonds, debentures or other similar instruments (including, for the avoidance of doubt, the First Mortgage Bonds) shall be permitted hereunder except to the extent provided by a Person that is, or concurrently with providing such Guarantee Obligations becomes, a guarantor of the Obligations hereunder on terms and pursuant to documentation reasonably satisfactory to the Administrative Agent.

1.2Consolidated Capitalization Ratio. Permit the Consolidated Capitalization Ratio on the last day of any fiscal quarter, from and after the last day of the first fiscal quarter ending after the Effective Date, to exceed 0.65 to 1.00.
1.3Liens. Create, incur, assume or suffer to exist any Lien upon any assets of the Borrower or any Significant Subsidiary, whether now owned or hereafter acquired, except for (a) Liens securing the Obligations under this Agreement and the other Loan Documents and (b) Liens permitted under Section 7.06(b) of the FMB Indenture.
1.4Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business (including, without limitation, rental equipment or leasehold interests and excluding the sale or transfer of any accounts receivable or of any amounts that are accrued and recorded in a regulatory account for collections by the Borrower, in each case, in connection with a securitization transaction including, without limitation, any A/R Securitization Transaction), except that the Borrower may be merged, consolidated or amalgamated with another Person or Dispose of all or substantially all of its property or business so long as, after giving effect to such transaction, (a) no Default or Event of Default shall have occurred and be continuing, (b) either (i) the Borrower is the continuing or surviving corporation of such merger, consolidation or amalgamation or (ii) the continuing or surviving corporation of such merger, consolidation or amalgamation, if not the Borrower or the purchaser, (x) shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, (y) shall have assumed all obligations of the Borrower under the Loan Documents pursuant to arrangements reasonably satisfactory to the Administrative Agent and (z) to the extent requested by the Administrative Agent or any Lender, shall have promptly provided to the Administrative Agent or such Lender all documentation and other information that may be required by the Administrative Agent or such Lender in order to enable compliance with applicable “know-your-customer” and anti-money laundering rules and regulations, including information required by the Patriot Act and the Beneficial Ownership Regulation and (c) the ratings by Moody’s and S&P of the continuing or surviving corporation’s or purchaser’s senior, secured debt shall be at least the higher of (1) Baa3 from Moody’s and BBB- from S&P and (2) the ratings by such rating agencies of the Borrower’s senior, secured debt in effect before the earlier of the occurrence or the public announcement of such event.
1.5Sale and Lease Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property having fair market value in excess of $10,000,000, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for (a) those transactions described on Schedule 7.5 and (b) any other sale of any fixed or capital assets that is made for cash consideration; provided that, in each case, if such sale and leaseback results in a Capital Lease Obligation, such Capital Lease Obligation is permitted by Section 7.1 and any Lien made the subject of such Capital Lease Obligation is permitted by Section 7.3.

1.6Swap Agreements. Enter into any Swap Agreement, other than Swap Agreements entered into not for speculative purposes (a) to hedge or mitigate risks to which the Borrower and its Subsidiaries are exposed in the conduct of its business or the management of its liabilities (including, without limitation, raw material, commodities, fuel, electricity or other supply costs and currency risks), (b) to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or fixed rate or otherwise) with respect to any interest bearing Indebtedness of the Borrower and its Subsidiaries permitted by this Agreement, (c) to swap currency in connection with funding the business of the Borrower and its Subsidiaries in the ordinary course of business or (d) entered into in connection with any A/R Securitization Transaction.
1.7Amendments to FMB Indenture. Amend, supplement, modify or waive the FMB Indenture in any manner that is materially adverse to the Lenders hereunder; provided that the foregoing shall not prohibit the Borrower from supplementing the FMB Indenture in order to provide for the issuance of additional First Mortgage Bonds in accordance with the FMB Indenture or to add property to the Lien of the FMB Indenture.
Section 33.EVENTS OF DEFAULT
If any of the following events shall occur and be continuing on or after the Effective Date:
(a)the Borrower shall fail to pay any principal of the Loans when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on the Loans, or any other amount payable hereunder or under any other Loan Document, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or
(b)any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made, unless, as of any date of determination, the facts or circumstances to which such representation or warranty relates have changed with the result that such representation or warranty is true and correct in all material respects on such date; or
(c)the Borrower shall default in the observance or performance of any agreement contained in Section 6.4(a)(i), Section 6.7(a), Section 6.10, Section 7.1, Section 7.2, Section 7.3 or Section 7.4 of this Agreement; or
(d)the Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent at the request of the Required Lenders; or
(e)the Borrower or any of its Significant Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any

Guarantee Obligation, but excluding the Loans) on the due date with respect thereto (after giving effect to any period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created); or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or (in the case of all Indebtedness other than Indebtedness under any Swap Agreement) to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $200,000,000; provided, further, that unless payment of the Loans hereunder has already been accelerated, if such default shall be cured by the Borrower or such Significant Subsidiary or waived by the holders of such Indebtedness and any acceleration of maturity having resulted from such default shall be rescinded or annulled, in each case, in accordance with the terms of such agreement or instrument, without any modification of the terms of such Indebtedness requiring the Borrower or such Significant Subsidiary to furnish security or additional security therefor, reducing the average life to maturity thereof or increasing the principal amount thereof, or any agreement by the Borrower or such Significant Subsidiary to furnish security or additional security therefor or to issue in lieu thereof Indebtedness secured by additional or other collateral or with a shorter average life to maturity or in a greater principal amount, then any Default hereunder by reason thereof shall be deemed likewise to have been thereupon cured or waived; or
(f)(i) the Borrower or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
(g)there occurs any ERISA Event that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect; or
(h)one or more judgments or decrees shall be entered against the Borrower or any of its Significant Subsidiaries by a court of competent jurisdiction involving in the aggregate a liability (not paid or, subject to customary deductibles, fully covered by insurance as to which the relevant insurance company has not denied coverage) of $200,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof unless, in the case of a discharge, such judgment or decree is due at a later date in one or more payments and the Borrower or such Significant Subsidiary satisfies the obligation to make such payment or payments on or prior to the date such payment or payments become due in accordance with such judgment or decree; or
(i)there shall have occurred a Change of Control; or
(j)any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower contests in any manner in writing the validity or enforceability of any Loan Document; or the Borrower denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document; or
(k)at any time (i) any Senior Bond shall cease to be outstanding for any reason other than (A) the payment in full of the applicable Tranche relating to such Senior Bond and other obligations then due and owing under the Loan Documents with respect thereto or (B) the payment in full of such Senior Bond, (ii) the Administrative Agent, on behalf of the Lenders, shall cease at any time to be the holder of any Senior Bond for all purposes of the FMB Indenture (unless such Senior Bond is transferred by the Administrative Agent other than in connection with the payment in full of the obligations with respect to such Senior Bond) or (iii) the Lien of the FMB Indenture shall cease to constitute a valid and enforceable Lien on the Mortgaged Property;
then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this

Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.
Section 34.THE AGENTS
1.1Appointment and Authority. Each of the Lenders hereby irrevocably appoints JPMorgan Chase Bank, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 9 are solely for the benefit of the Agents, the Lenders and the Borrower shall not have rights as a third-party beneficiary of any of such provisions (other than with respect to the Borrower’s rights under Sections 9.9(a) and (b)). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
1.2Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by it. The Administrative Agent, and any such sub-agent may each perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent, and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
1.3Exculpatory Provisions.
(a)No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, no Agent:
Section 35.shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
Section 36.shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that an Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
Section 37.shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity.
(a)No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 and 8), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.
(b)No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.
1.2Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
1.3Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the

Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
1.4Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any of its Affiliates that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys in fact or Affiliates.
1.5Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct.
1.6Agent in Its Individual Capacity. Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the terms “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include such Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.
1.7Successor Agents.
(a)The Administrative Agent may resign upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall so resign under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld, conditioned or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Agent’s notice of resignation (the “Resignation Effective Date”), the retiring Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Agent’s resignation as Administrative Agent the provisions of Section 9.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (e) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, shall appoint a successor, subject to the approval of the Borrower (unless an Event of Default under Section 8(f) with respect to the Borrower shall have occurred and be continuing), which approval shall not be unreasonably withheld, conditioned or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Senior Bond held by the Administrative Agent on behalf of the Lenders, the retiring or removed Administrative Agent shall continue to hold such Senior Bond in its name until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Agent as of the Resignation Effective Date or the Removal Effective Date (as applicable)), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section and Sections 2.17 and 10.5 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.
1.8Documentation Agents and Syndication Agents. None of the Documentation Agents or the Syndication Agents shall have any duties or responsibilities hereunder in its capacity as such.
1.9Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.6, 2.17 and 10.5) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.6, 2.17 and 10.5.

1.10Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
Section 38.such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
Section 39.the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
Section 40.(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
Section 41.such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(a)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
1.2Erroneous Payment.

(a)If the Administrative Agent notifies a Lender or any Person who has received funds on behalf of a Lender, such Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender, or any Person who has received funds on behalf of a Lender, such Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.13(b), and upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such payment, prepayment or repayment as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such payment, prepayment or repayment was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)The Borrower hereby agrees that in the event an Erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount.

(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 9.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Section 42.MISCELLANEOUS
1.1Amendments and Waivers. Subject to Section 2.13(b) and (c), neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and the Borrower may, or, with the written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:
Section 43.forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby;
Section 44.eliminate or reduce the voting rights of any Lender under this Section 10.1 or Section 10.6(a)(i) without the written consent of such Lender;
Section 45.reduce any percentage specified in the definition of Required Lenders without the written consent of all Lenders;
Section 46.amend, modify or waive any provision of Section 2.14, Section 10.07 (Application of Money Collected) of the FMB Indenture or any similar provision in the Loan Documents related to pro rata treatment without the consent of each Lender directly affected thereby;
Section 47.amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent;
Section 48.[reserved];
Section 49.amend, modify or waive any provision of Section 5.1 without the written consent of all the Lenders;
Section 50.amend, modify or waive any provision of Section 2.8(b) without the written consent of each Lender affected thereby;
Section 51.amend or modify any provision in any Loan Document in a manner that by its terms affects the rights or duties under this Agreement of the Lenders of one Tranche (but not the other Tranche), without the prior written consent of the requisite number or percentage in interest of each affected Tranche of Lenders that would be required to consent thereto under this Section if such Tranche of Lenders were the only Tranche of Lenders hereunder at the time; or

Section 52.instruct the Administrative Agent to vote the Senior Bonds in favor of the release of all or substantially all of the Mortgaged Property without the written consent of all the Lenders.
Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.
Notwithstanding anything to the contrary contained in this Section 10.1, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and any such amendment, modification or supplement shall become effective without any further action or consent of any other party to this Agreement.
If the Required Lenders shall have approved any amendment which requires the consent of all of the Lenders, the Borrower shall be permitted to replace any non-consenting Lender with another financial institution, provided that, (i) the replacement financial institution shall purchase at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (ii) the Borrower shall be liable to such replaced Lender under Section 2.17 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto (as if such purchase constituted a prepayment of such Loans), (iii) such replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (iv) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) (for the avoidance of doubt, such replacement shall be effective subject to the conditions in the other clauses set forth in this proviso, regardless of whether such replaced Lender enters into an Assignment and Assumption) and (v) any such replacement shall not be deemed to be a waiver of any rights the Borrower, the Administrative Agent, or any other Lender shall have against the replaced Lender.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, supplement, modification, waiver or consent hereunder (and any amendment, supplement, modification, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (i) any reduction of the amount of principal or interest owed to such Defaulting Lender shall, in each case, require the consent of such Defaulting Lender, and (ii) a Defaulting Lender’s Percentage shall be taken into consideration along with the Percentage of non-Defaulting Lenders when voting to approve or disapprove any waiver, amendment or modification that by its terms affects any Defaulting Lender more adversely than other affected Lenders.
1.1Notices.

(a)All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered during the recipient’s normal business hours, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received during the recipient’s normal business hours, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:
Borrower:    Pacific Gas and Electric Company
c/o PG&E Corporation
P.O. Box 770000
San Francisco, California 94177
Attention: Treasurer
Telecopy: (415) 973-8968
Telephone: (415) 973-8956
with a copy to:    Pacific Gas and Electric Company
c/o PG&E Corporation
P.O. Box 770000
San Francisco, California 94177
Attention: General Counsel
Telecopy: (415) 973-5520
Administrative Agent:    JPMorgan Chase Bank, N.A.
500 Stanton Christiana Road
NCC 5, 1st Floor
Newark, DE 19713-2107
Attention: Mary Crews
Telecopy: (302) 634-5758
Telephone: (302) 634-1417
Email: mary.crews@jpmorgan.com
provided that any notice, request or demand to or upon the Administrative Agent or any Lender shall not be effective until received.
(b)Notices and other communications to the Administrative Agent or the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and each Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(d)(i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).
Section 53.The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Communications through the Platform, except to the extent such liability resulted from the gross negligence or willful misconduct of the Administrative Agent or any of its Related Parties as determined by a court of competent jurisdiction in a final non-appealable judgment. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.
1.1No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
1.2Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.
1.3Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Lenders for all their respective reasonable out of pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of only one joint counsel and one joint special California counsel and, if necessary, one joint local counsel in each other relevant jurisdiction to the Administrative Agent and the Lenders (and in the case of an actual or perceived conflict of interest, one additional counsel for each applicable jurisdiction to each group of similarly situated affected persons) and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Effective Date (in the case of amounts to be paid on the Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of its rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of only one joint counsel, one joint special California counsel and, if necessary, one local counsel in each other relevant jurisdiction to the Administrative Agent and the Lenders (and in the case of an actual or perceived conflict of interest, one additional counsel for each applicable jurisdiction to each group of similarly situated affected persons), and (c) to pay, indemnify, and hold each Lender, the Administrative Agent and their respective Affiliates and their respective officers, directors, employees and agents (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever whether brought by the Borrower or any other Person, with respect to the execution, delivery, enforcement and performance of, or arising out of or in connection with, this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law directly or indirectly relating to the Borrower, its Significant Subsidiaries or any of the facilities and properties owned, leased or operated by the Borrower or its Significant Subsidiaries and the reasonable, documented and invoiced fees and expenses of one joint counsel and one joint special California counsel and, if necessary, one joint local counsel in each other relevant jurisdiction to the applicable Indemnitee (and in the case of an actual or perceived conflict of interest, one additional counsel for each applicable jurisdiction to each group of similarly situated affected persons), in connection with claims, actions or proceedings by any Indemnitee against the Borrower under any Loan Document (all the foregoing in this clause (c), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities resulted from, as determined in a final non-appealable judgment by a court of competent jurisdiction, (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or its Affiliates, (y) the material breach of such Indemnitee’s funding obligations hereunder or (z) a dispute amongst one or more Lenders not arising from the Borrower’s breach of its obligations under the Loan Documents (other than a dispute involving a claim against an Indemnitee for its acts or omissions in its capacity as an arranger, bookrunner, agent or similar role in respect of the Loan Agreement, except, to the extent such acts or omissions are determined by a court of competent jurisdiction by a final and non-appealable judgment to have constituted the gross negligence, bad faith or willful misconduct of such Indemnitee in such capacity). Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Significant Subsidiaries not to assert, and hereby waives and agrees to cause its Significant Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 30 days after written demand therefor, subject to the Borrower’s receipt of reasonably detailed invoices. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to Treasurer (Telephone No. (415) 817-8199/(415) 267-7000) (Telecopy No. (415) 267-7265/7268), at the address of the Borrower set forth in Section 10.2(a) with a copy to Chief Counsel, Corporate (Telephone No. (415) 817-8200) (Telecopy No. (415) 817-8225), at the address of the Borrower set forth in Section 10.2(a), or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive for two years after repayment of the Loans and all other amounts payable hereunder. This Section 10.5 shall not apply with respect to Taxes, other than Taxes that represent claims, damages, losses, liabilities, costs or expenses arising from non-Tax claims.
1.4Successors and Assigns; Participations and Assignments.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.6.
(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) other than a Defaulting Lender, any Subsidiary of a Defaulting Lender, any natural person (or holding company, investment vehicle or trust for, or owned or operated by or for the primary benefit of, one or more natural persons), the Borrower or any of the Borrower’s Affiliates or Subsidiaries, all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender (or an Affiliate of any Lender) or an Approved Fund or, if an Event of Default under Section 8(a), (e) or (f) has occurred and is continuing, any other Person, and provided further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof from the assigning Lender (with a copy to the Administrative Agent); and

(B)the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Loans to an Assignee that is a Lender (or an Affiliate of a Lender) immediately prior to giving effect to such assignment.
Section 54.Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender, an Eligible Assignee that is an Affiliate of any Lender or an assignment of the entire remaining amount of the assigning Lender’s Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 (or, if such Assignee is an Eligible Assignee that is an Affiliate of a Lender, $5,000,000) unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) with respect to any Lender party to this Agreement on the Effective Date, such amounts shall be aggregated in respect of such Lender and any Affiliate of such Lender that is an Eligible Assignee;
(B)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and
(C)the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.
In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the Assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable Assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the Assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Section 55.Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, shall have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.5 but shall be subject to the limitations set forth therein); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from the Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
Section 56.The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely to establish that the relevant obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations), shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
Section 57.Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(a)(i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.
Section 58.Notwithstanding anything to the contrary herein, a Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent to such greater payments. Any Participant that is a Foreign Lender shall not be entitled to the benefits of Section 2.16 unless such Participant complies with Section 2.16(e).
Section 59.Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(a)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
(b)The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.
(c)Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 10.6(b). Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage, expense, obligations, penalties, actions, judgments, suits or any kind whatsoever arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.
(d)Notwithstanding anything to the contrary in this Section, none of the Agents, in their capacity as Lenders, will assign without the consent of the Borrower, prior to the Effective Date, any of the Commitments held by them on the Effective Date.
(e)Notwithstanding anything to the contrary in this Section 10.6, for the avoidance of doubt, Goldman Sachs Bank USA may assign any amount of its Loans hereunder to Goldman Sachs Lending Partners LLC (or vice versa) without the prior written consent of any other Person.
1.2Adjustments; Set off.
(a)Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it hereunder, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender hereunder, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender hereunder, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
(b)In addition to any rights and remedies of the Lenders provided by law, including other rights of set-off, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), after any applicable grace period, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch, Affiliate or agency thereof to or for the credit or the account of the Borrower; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.
1.3Counterparts; Electronic Execution; Binding Effect. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent and the Lenders, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto. This Agreement shall become binding on the parties hereto when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
1.4Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.9, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
1.5Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent, and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
1.6GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
1.7Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:
(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof;
(b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2(a) or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
(d)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)waives, to the maximum extent not prohibited by law, and agrees not to assert any right it may have to claim or recover in any legal action or proceeding relating to this Agreement or any other Loan Document any special, exemplary, punitive or consequential damages.
NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN

DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
1.8Acknowledgments. The Borrower hereby acknowledges that:
(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
(b)none of the Administrative Agent or any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.
1.9Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential in accordance with such party’s customary practices (and in any event in compliance with applicable law regarding material non-public information) all non-public information provided to it by the Borrower, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any Affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section or substantially equivalent provisions, to any actual or prospective Transferee, any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty) or any credit insurance providers, (c) to its employees, directors, agents, attorneys, service providers, accountants and other professional advisors or those of any of its Affiliates (as long as such attorneys, service providers, accountants and other professional advisors are directed to comply with confidentiality requirements substantially equivalent to this Section), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, (j) any rating agency in connection with rating of the Borrower or its Subsidiaries or the credit facilities provided hereunder or (k) to the extent such information (i) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or its Subsidiaries or (ii) is independently discovered or developed by a party hereto without utilizing any information received from the Borrower or its Subsidiaries or violating the terms of this Section 10.14, provided that, in the case of clauses (d), (e) and (f) of this Section 10.14, with the exception of disclosure to bank regulatory authorities, the

Borrower (to the extent legally permissible) shall be given prompt prior notice so that it may seek a protective order or other appropriate remedy.
1.10WAIVERS OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
1.11USA Patriot Act; Beneficial Ownership Regulation. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.
1.12Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (i) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (ii) without limiting the generality of Section 10.5, the Borrower shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.
1.13No Advisory or Fiduciary Responsibility. In connection with all aspects of each transactions contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower, on the one hand, and the Agents, the Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent, Arranger and Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any other Person and (B) none of the Agents, Arrangers or Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Agents, Arrangers or Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agents, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby other than a breach of the confidentiality provisions set forth in Section 10.14.
1.14Acknowledgement Regarding Any Supported QFCs.
(a)To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(b)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support..
1.15Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
Section 60.a reduction in full or in part or cancellation of any such liability;
Section 61.a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
Section 62.the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

PACIFIC GAS AND ELECTRIC COMPANY
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A. as Administrative Agent and as a Lender
By:
Name:
Title:

BANK OF AMERICA, N.A. as a Lender
By:
Name:
Title:

BARCLAYS BANK PLC as a Lender
By:
Name:
Title:

CITIBANK, N.A. as a Lender
By:
Name:
Title:

GOLDMAN SACHS BANK USA as a Lender
By:
Name:
Title:

BNP PARIBAS as a Lender
By:
Name:
Title:

By:
Name:
Title:

CREDIT SUISSE AG, NEW YORK BRANCH as a Lender
By:
Name:
Title:

By:
Name:
Title:

MIZUHO BANK, LTD. as a Lender
By:
Name:
Title:

MUFG UNION BANK, N.A. as a Lender
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION as a Lender
By:
Name:
Title:

BANK OF MONTREAL, CHICAGO BRANCH as a Lender
By:
Name:
Title:

THE BANK OF NEW YORK MELLON as a Lender
By:
Name:
Title:

BANK OF CHINA, LOS ANGELES BRANCH as a Lender
By:
Name:
Title: